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                                     $140,000,000


                     FIRST AMENDED AND RESTATED CREDIT AGREEMENT


                              DATED AS OF MARCH 23, 1997

                                        AMONG


                           ASCENT ENTERTAINMENT GROUP, INC.
                                   AS THE BORROWER

                                         AND


                               THE LENDERS NAMED HEREIN

                                         AND


                              NATIONSBANK OF TEXAS, N.A.
                             AS THE ADMINISTRATIVE AGENT

--------------------------------------------------------------------------------
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

                                EXHIBITS AND SCHEDULES

EXHIBITS
--------

Exhibit A          -    Form of Administrative Questionnaire
Exhibit B          -    Form of Assignment and Acceptance
Exhibit C          -    Form of Borrowing Request
Exhibit D          -    Form of Application for a Letter of Credit
Exhibit E          -    Form of Compliance Certificate
Exhibit F          -    Subordinated Indebtedness Terms and Conditions

SCHEDULES
---------

Schedule 1.01      -    Films Not Included in Film Cash Flow
Schedule 2.01      -    Lenders and Commitments
Schedule 3.08      -    Subsidiaries
Schedule 3.09      -    Litigation
Schedule 3.10      -    Restrictive Material Agreements
Schedule 3.18      -    Insurance
Schedule 3.20      -    Environmental Matters
Schedule 3.23      -    Film Inventory
Schedule 6.01      -    Subsidiary Indebtedness
Schedule 6.02      -    Liens
Schedule 6.04      -    Investments
Schedule 6.03      -    Permitted Sale Leaseback
Schedule 6.05      -    Capital Stock owned by the Borrower Permitted to be
                        Sold

                                  TABLE OF CONTENTS


                                      ARTICLE I

                                     DEFINITIONS

    SECTION 1.01.  Defined Terms............................................  1
    SECTION 1.02.  Terms Generally.......................................... 24

                                      ARTICLE II

                                     THE CREDITS

    SECTION 2.01.  Commitments.............................................. 25
    SECTION 2.02.  Loans.................................................... 25
    SECTION 2.03.  Borrowing Procedure...................................... 28
    SECTION 2.04.  Evidence of Debt; Repayment of Loans..................... 28
    SECTION 2.05.  Fees..................................................... 29
    SECTION 2.06.  Interest on Loans........................................ 30
    SECTION 2.07.  Default Interest......................................... 31
    SECTION 2.08.  Alternate Rate of Interest............................... 31
    SECTION 2.09.  Termination and Reduction of Commitments; Termination
                   of the Term Loan; Extension of Maturity Date............. 31
    SECTION 2.10.  Conversion and Continuation of Borrowings................ 33
    SECTION 2.11.  Prepayment............................................... 34
    SECTION 2.12.  Reserve Requirements; Change in Circumstances............ 36
    SECTION 2.13.  Change in Legality....................................... 37
    SECTION 2.14.  Indemnity................................................ 38
    SECTION 2.15.  Sharing of Payments...................................... 39
    SECTION 2.16.  Sharing of Setoffs....................................... 39
    SECTION 2.17.  Payments................................................. 40
    SECTION 2.18.  Taxes.................................................... 40
    SECTION 2.19.  Assignment of Commitments Under Certain Circumstances;
                   Duty to Mitigate......................................... 44
    SECTION 2.20.  Letters of Credit........................................ 45

                                     ARTICLE III

                            REPRESENTATIONS AND WARRANTIES

    SECTION 3.01.  Organization; Powers..................................... 49
    SECTION 3.02.  Authorization............................................ 49

    SECTION 3.03.  Enforceability........................................... 50
    SECTION 3.04.  Governmental Approvals................................... 50
    SECTION 3.05.  Financial Statements..................................... 50
    SECTION 3.06.  No Material Adverse Change............................... 50
    SECTION 3.07.  Title to Properties; Possession Under Leases............. 50
    SECTION 3.08.  The Subsidiaries and On Command Corp..................... 51
    SECTION 3.09.  Litigation; Compliance with Laws......................... 51
    SECTION 3.10.  Agreements............................................... 52
    SECTION 3.11.  Federal Reserve Regulations.............................. 52
    SECTION 3.12.  Investment Company Act; Public Utility Holding
                   Company Act.............................................. 52
    SECTION 3.13.  Use of Proceeds.......................................... 52
    SECTION 3.14.  Tax Returns.............................................. 52
    SECTION 3.15.  No Material Misstatements................................ 53
    SECTION 3.16.  Employee Benefit Plans................................... 53
    SECTION 3.17.  Solvency................................................. 53
    SECTION 3.18.  Insurance................................................ 54
    SECTION 3.19.  Labor Matters............................................ 54
    SECTION 3.20.  Environmental Matters.................................... 54
    SECTION 3.21.  Ownership of the Franchises.............................. 55
    SECTION 3.22.  Strikes.................................................. 55
    SECTION 3.23.  Film Inventory........................................... 56
    SECTION 3.24.  Survival of Representations and Warranties, etc.......... 56

                                      ARTICLE IV

                                CONDITIONS OF LENDING

    SECTION 4.01.  All Credit Events........................................ 56
    SECTION 4.02.  First Credit Event....................................... 57

                                      ARTICLE V

                                AFFIRMATIVE COVENANTS

    SECTION 5.01.  Existence; Businesses and Properties..................... 60
    SECTION 5.02.  Insurance................................................ 60
    SECTION 5.03.  Obligations and Taxes.................................... 60
    SECTION 5.04.  Financial Statements, Reports, etc....................... 61
    SECTION 5.05.  Litigation and Other Notices............................. 62
    SECTION 5.06.  Employee Benefits........................................ 62
    SECTION 5.07.  Maintaining Records; Access to Properties and
                   Inspections.............................................. 63

    SECTION 5.08.  Use of Proceeds.......................................... 63
    SECTION 5.09.  Compliance with Environmental Laws....................... 63
    SECTION 5.10.  Compliance with Material Contracts....................... 63
    SECTION 5.11.  Arena/Complex Construction............................... 64
    SECTION 5.12.  NBA and NHL Obligations.................................. 64
    SECTION 5.13.  Operation of Franchises.................................. 64
    SECTION 5.14.  Services Contracts....................................... 64
    SECTION 5.15.  Key Man Life Insurance/NBA and NHL Financial
                   Information.............................................. 64
    SECTION 5.16.  Arena/Complex Notice..................................... 65
    SECTION 5.17.  Syndication.............................................. 65


                                      ARTICLE VI

                                  NEGATIVE COVENANTS

    SECTION 6.01.  Indebtedness............................................. 65
    SECTION 6.02.  Liens.................................................... 67
    SECTION 6.03.  Sale and Lease Back Transactions......................... 68
    SECTION 6.04.  Investments, Acquisitions, Loans and Advances............ 68
    SECTION 6.05.  Mergers, Consolidations and Sales of Assets.............. 69
    SECTION 6.06.  Dividends and Distributions; Restrictions on
                   Ability of Subsidiaries to Pay Dividends................. 70
    SECTION 6.07.  Transactions with Affiliates............................. 71
    SECTION 6.08.  Limitation on Restrictive Agreements..................... 71
    SECTION 6.09.  Coverage Ratio........................................... 72
    SECTION 6.10.  Financial Covenants Regarding On Command Corp............ 72
    SECTION 6.11.  Film Inventory........................................... 73
    SECTION 6.12.  Amendments to Organizational Documents and Subordinated
                   Indebtedness Documentation.  ............................ 73

                                     ARTICLE VII

                                  EVENTS OF DEFAULT


                                     ARTICLE VIII

                               THE ADMINISTRATIVE AGENT

                                      ARTICLE IX

                                    MISCELLANEOUS

    SECTION 9.01.  Notices.................................................. 82
    SECTION 9.02.  Survival of Agreement.................................... 84
    SECTION 9.03.  Binding Effect........................................... 84
    SECTION 9.04.  Successors and Assigns................................... 84
    SECTION 9.05.  Expenses; Indemnity...................................... 88
    SECTION 9.06.  Right of Setoff.......................................... 89
    SECTION 9.07.  Applicable Law........................................... 89
    SECTION 9.08.  Waivers; Amendment....................................... 89
    SECTION 9.09.  Interest Rate Limitation................................. 90
    SECTION 9.10.  NBA Consent Letter and NHL Consent Letter................ 91
    SECTION 9.11.  ENTIRE AGREEMENT......................................... 91
    SECTION 9.12.  WAIVER OF JURY TRIAL..................................... 91
    SECTION 9.13.  Severability............................................. 91
    SECTION 9.14.  Counterparts............................................. 92
    SECTION 9.15.  Headings................................................. 92
    SECTION 9.16.  Jurisdiction; Consent to Service of Process.............. 92
    SECTION 9.17.  Confidentiality.......................................... 93
    SECTION 9.18.  Proposed Merger of Ascent Network Services, Inc.......... 93

                           ASCENT ENTERTAINMENT GROUP, INC.

                                     $140,000,000

                     FIRST AMENDED AND RESTATED CREDIT AGREEMENT


    This FIRST AMENDED AND RESTATED CREDIT AGREEMENT (this "AGREEMENT"), dated as of March 23, 1997, among ASCENT ENTERTAINMENT GROUP, INC., a Delaware corporation (the "BORROWER"), the Lenders (as defined in Article I hereof), and NATIONSBANK OF TEXAS, N.A., a national banking association, as issuing bank (in such capacity, the "ISSUING BANK"), and as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT") for the Lenders.

    WHEREAS, the Borrower and Lenders entered in to that certain Credit Agreement dated as of October 8, 1996 in the maximum principal amount of $200,000,000 (said Credit Agreement, as amended, restated or modified, the "Existing Credit Agreement");

    WHEREAS, the Borrower has requested the Lenders to amend and restate the Existing Credit Agreement to provide for a loan facility in the aggregate maximum amount of $140,000,000, consisting of (a) Revolving Loans (such term and each other capitalized term used but not defined herein having the meaning given it in Article I hereof), at any time and from time to time prior to the Maturity Date, in an aggregate principal amount at any time outstanding not in excess of $90,000,000 (of which not more than $15,000,000 may be used for Letters of Credit) and (b) a Term Loan, in an aggregate principal amount at any time outstanding not in excess of $50,000,000, the proceeds of which will be used in accordance with the terms and conditions of this Agreement.

    WHEREAS, the Lenders are willing to extend such credit to the Borrower, and the Issuing Bank is willing to issue letters of credit for the account of the Borrower, in each case on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:


                                      ARTICLE I

                                     DEFINITIONS

    SECTION 1.01. DEFINED TERMS. As used in this Agreement, the following terms shall have the meanings specified below:

    "ABR BORROWING" shall mean a Borrowing comprised of ABR Loans.

    "ABR LOAN" shall mean any Loan bearing interest at the Alternate Base Rate in accordance with the provisions of Article II hereof.

    "ADJUSTED LIBO RATE" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, a simple per annum interest rate equal to the lesser of
(a) the Highest Lawful Rate and (b) the sum of (i) the quotient of (x) the LIBO Rate divided by (y) one minus the LIBOR Reserve Percentage, stated as a decimal, plus (ii) the Applicable Percentage. The Adjusted LIBO Rate shall apply to Interest Periods of one, two, three or six months, or, if determined available by the Administrative Agent, twelve months. The Adjusted LIBO Rate shall be subject to availability with respect to the Lenders and to Section 2.13 hereof. Once determined, the Adjusted LIBO Rate shall remain unchanged during the applicable Interest Period, except for changes to reflect adjustments in the LIBOR Reserve Percentage.

    "ADMINISTRATIVE AGENT FEES" shall have the meaning assigned to such term in
Section 2.05(b) hereof.

    "ADMINISTRATIVE QUESTIONNAIRE" shall mean an Administrative Questionnaire in the form of EXHIBIT A hereto.

    "ADVERTISING AGREEMENTS" shall mean all material agreements between Ascent Sports, Avalanche Sub or Nuggets Sub and any other Person in any manner relating to signage or advertising in, around or relating to the Arena, or, after its completion, the Arena/Complex.

    "AFFILIATE" shall mean, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

    "ALTERNATE BASE RATE" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the lesser of (a) the Highest Lawful Rate and (b) sum of (i) the Applicable Percentage, plus (ii) the greater of (A) the Prime Rate in effect on such day, and (B) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Alternate Base Rate shall be determined without regard to clause (B) of the preceding sentence, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively. The term "PRIME RATE" shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its office in Dallas, Texas; each change in the Prime Rate shall be effective on the date such change is publicly announced as being effective. The term "FEDERAL FUNDS EFFECTIVE RATE" shall mean, for any day, the weighted average of the rates on overnight

Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of Dallas, Texas or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

    "APPLICABLE LAW" shall mean (a) in respect of any Person, all provisions of Laws of tribunals applicable to such Person, and all orders and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party and (b) in respect of contracts made or performed in the State of Texas, "Applicable Law" also means the laws of the United States of America, including, without limiting the foregoing, 12 USC Sections 85 and 86, as amended to the date hereof and as the same may be amended at any time and from time to time hereafter, and any other statute of the United States of America now or at any time hereafter prescribing the maximum rates of interest on loans and extensions of credit, and the laws of the State of Texas, including, without limitations, Articles 5069-1.04 and 5069-1.07(a), Title 79, Revised Civil Statutes of Texas, 1925, as amended ("ART. 1.04"), and any other statute of the State of Texas now or at any time hereafter prescribing maximum rates of interest on loans and extensions of credit; PROVIDED HOWEVER, that pursuant to
Article 5069-15.10(b), Title 79, Revised Civil Statutes of Texas, 1925, as amended, the Borrower agrees that the provisions of Chapter 15, Title 79, Revised Civil Statutes of Texas, 1925, as amended, shall not apply to the Loans hereunder.

    "APPLICABLE PERCENTAGE" shall mean, for any day, with respect to any Eurodollar Loan or ABR Loan, the applicable percentage set forth below under the caption "Eurodollar Margin" or "ABR Margin", as the case may be, based upon the ratio of (a) the product of the Borrower's and its consolidated Subsidiaries' EBITDA for the most recently completed four fiscal quarters to (b) Consolidated Cash Interest Expense for the most recently completed four fiscal quarters (the "DETERMINING RATIO"), then in effect for purposes hereof:

                             Eurodollar          ABR
Determining Ratio              Margin            Margin
-----------------            ----------          ------

CATEGORY 1                   2.50%               1.50%

Less than 1.10 to 1.00

CATEGORY 2                   2.00%               1.00%

Greater than or equal to
1.10 to 1.00 but less than
2.00 to 1.00

CATEGORY 3

Greater than or equal to          1.75%          0.75%
2.00 to 1.00

    Except as set forth below, the Determining Ratio utilized for purposes of determining the Eurodollar Margin and ABR Margin shall be that in effect as of the last day of the most recent fiscal quarter of the Borrower in respect of which financial statements have been delivered pursuant to this Agreement. From the date hereof until the earliest to occur of the initial delivery of financial statements pursuant to Section 5.04(a) or (b) hereof, the Borrower's failure to timely deliver such financial statements or the occurrence of an Event of Default, the Determining Ratio shall be deemed to be within Category 1 above. The Applicable Percentage from time to time in effect shall be based on the Determining Ratio from time to time in effect, and each change in the Applicable Percentage resulting from a change in (or the initial establishment of) the Determining Ratio shall be effective with respect to all Loans, Commitments and Letters of Credit outstanding on and after the date of delivery to the Administrative Agent of the financial statements and certificates required by
Section 5.04(a) or (b) hereof indicating such change to and including the date immediately preceding the next date of delivery of such financial statements and certificates indicating another such change. Notwithstanding the foregoing, (a) at any time during which the Borrower has failed to deliver the financial statements and certificates required by Section 5.04(a) or (b) hereof, or (b) at any time after the occurrence and during the continuance of an Event of Default, the Determining Ratio shall be deemed to be in Category 1 above for purposes of determining the Applicable Percentage.

    "APPLICABLE SPECIFIED PERCENTAGE" means either the Revolving Loan Specified Percentage or the Term Loan Specified Percentage, as applicable in the context used.

    "APPLICATION" shall mean any stand-by letter of credit application delivered to the Administrative Agent for or in connection with any Letter of Credit pursuant to Section 2.20 hereof, in the Administrative Agent's standard form for stand-by letters of credit, the form of which, on the Closing Date, is attached as EXHIBIT D hereto.

    "ARENA" shall mean the arena owned by the City and County of Denver, in Denver, Colorado, commonly known as "William H. McNichols, Jr. Sports Arena".

    "ARENA/COMPLEX" shall mean the proposed multi-purpose sports arena and entertainment complex which is expected to include, among other things, facilities for basketball, hockey, live concerts and other shows, television and audio production and post-production facilities and integrated office space, retail stores and restaurants.

    "ART. 1.04" has the meaning specified in the definition of "Applicable
Law".

    "ASCENT SPORTS" shall mean Ascent Sports, Inc., a Delaware corporation and wholly owned Subsidiary of the Borrower.

    "ASCENT SPORTS HOLDINGS" shall mean Ascent Sports Holdings, Inc., a Delaware corporation and wholly owned Subsidiary of the Borrower.

    "ASSET DISPOSITION" shall mean the sale or disposition of assets (not including Capital Stock owned by the Borrower or any Subsidiary of the Borrower) for fair market value in cash outside the ordinary course of business.

    "ASSIGNMENT AND ACCEPTANCE" shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent, in the form of EXHIBIT B hereto or such other form as shall be approved by the Administrative Agent.

    "AVALANCHE SUB" shall mean Colorado Avalanche, LLC, a Colorado limited liability corporation and wholly owned indirect Subsidiary of the Borrower, which such Subsidiary owns and operates the Colorado Avalanche, a franchise of the NHL.

    "AVALANCHE LICENSE AGREEMENT" shall mean the User Agreement, between the City and County of Denver and Avalanche Sub, related to Avalanche Sub's rights to use and occupancy of the Arena.

    "AVALANCHE LICENSE DOCUMENTS" shall mean the Avalanche License Agreement and each other material agreement related to Avalanche Sub's rights to the use and occupancy of the Arena, or, after its completion, the similar agreements related to the Arena/Complex.

    "BEACON" shall mean Beacon Communications Corp., a Delaware corporation and wholly owned Subsidiary of the Borrower.

    "BOARD" shall mean the Board of Governors of the Federal Reserve System of the United States of America.

    "BORROWING" shall mean, with respect to the Revolving Loans and the Term Loan, as applicable, Loans of a single Type made by the Lenders in accordance with the terms hereof on a single date and as to which a single Interest Period is in effect.

    "BORROWING BASE" shall mean, on any date of determination, the sum of (a) $100,000,000, plus (b) 50% of the product of (i) the number of shares of the Borrower's and its Subsidiaries' Capital Stock of On Command Corp. times (i) the most recently quoted public price of such Capital Stock. Notwithstanding anything herein to the contrary, (A) effective on any date of execution of any such Guarantee, the Borrowing Base shall be automatically reduced by the maximum amount of any outstanding completion Guarantee of the Borrower executed in accordance with the terms of Section 6.01(f) hereof, and (B) effective on the date that is two

Business Days after the Administrative Agent gives the Borrower written notice thereof from time to time (which such notice must be within seven Business Days after the Administrative Agent's receipt of written notice from the Borrower regarding the receipt of such amounts), the Borrowing Base shall be automatically reduced by amounts equal to (I) the Net Cash Proceeds of each Asset Disposition consummated by the Borrower or any Subsidiary of the Borrower during the term of this Agreement which requires a reduction in the Borrowing Base in accordance with the terms of Section 6.05(b) hereof, and (II) the difference between aggregate cash proceeds received by the Borrower or any Subsidiary of the Borrower during the term of this Agreement from any and each expansion of the NHL or NBA less the amount, if any, of the Borrower's good faith best estimate of all taxes attributable to such cash expansion proceeds which it in good faith expects to be paid in such taxable year or in the next taxable year.

    "BORROWING REQUEST" shall mean a request by the Borrower in accordance with the terms of Section 2.03 hereof and substantially in the form of EXHIBIT C hereto.

    "BROADCAST RIGHTS" shall mean (a) any and all rights of Ascent Sports, Avalanche Sub or Nuggets Sub to broadcast, disseminate or publish, or to permit the broadcast, dissemination or publication of, by means of television, radio, cable, satellite or other electronic transmissions or recordings, any activities of either Franchise; (b) any and all rights to license, sell, lease, convey or otherwise transfer any of the foregoing described in CLAUSE (a); (c) any and all rights of Ascent Sports, Avalanche Sub or Nuggets Sub, pursuant to any agreement, contract, transaction or understanding, as a result of which any Person is or becomes entitled to broadcast, disseminate or publish such activities; and (d) any and all renewals and extensions of any of the foregoing and any and all amendments and supplements thereto.

    "BROADCASTING AGREEMENTS" shall mean all material agreements now or hereafter granting the Broadcast Rights by and between Ascent Sports, Avalanche Sub or Nuggets Sub and any other Person.

    "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or day on which banks in Dallas, Texas or New York, New York are authorized or required by Law to close; provided, however, that when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

    "CAPITAL LEASE OBLIGATIONS" of any Person shall mean the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

    "CAPITAL STOCK" shall mean, as to any Person, the equity interests in such Person, including, without limitation, the shares of each class of capital stock of any Person that is a corporation and each class of partnership interests (including without limitation, general, limited and preference units) in any Person that is a partnership.

    A "CHANGE IN CONTROL" shall be deemed to have occurred if any Person or group (within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934 as in effect on the date hereof) shall (a) own directly or indirectly, beneficially or of record, shares of Capital Stock of the Borrower representing a majority of the aggregate ordinary voting power, or (b) control a majority of the seats on the Board of Directors of the Borrower, or (c) have effective voting control of the Borrower, unless (i) such Person or group is COMSAT or
(ii) such Person or group has a long term senior unsecured debt rating of A- or A3 or better from Standard & Poor's Ratings Group, a Division of McGraw-Hill, Inc. or from Moody's Investors Service, Inc., respectively, and such Person or group is otherwise acceptable to the Administrative Agent as evidenced by its prior written consent to such change (which such consent may not be unreasonably withheld or delayed).

    "CLOSING DATE" shall mean the date of the first Credit Event.

    "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

    "COLLATERAL" shall mean first priority and perfected Liens in (a) 100% of the Capital Stock of all Subsidiaries of the Borrower, except Nuggets Sub and the Avalanche Sub and (b) all of the Borrower's and each Subsidiary's interest in the Capital Stock of On Command Corp.

    "COMMITMENT" shall mean, with respect to each Lender under the Revolving Loans, the lesser of (a) $90,000,000 and (b) the commitment of such Lender to make Loans hereunder as set forth on SCHEDULE 2.01 hereto, or in the Assignment and Acceptance pursuant to which such Lender assumed its Commitment, as applicable, provided that, effective on any date of execution of any such Guarantee, each Lender's Commitment shall be automatically reduced by the amount of any such Lender's Revolving Loan Specified Percentage of the maximum amount of any outstanding completion Guarantee of the Borrower executed in accordance with the terms of Section 6.01(f) hereof, and further, as the same may be (x) reduced from time to time pursuant to Section 2.09 hereof or pursuant to Section
2.19 hereof and (y) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04 hereof.

    "COMMITMENT FEE" shall have the meaning assigned to such term in Section 2.05(d) hereof.

    "COMPLIANCE CERTIFICATE" shall mean a compliance certificate, substantially in the form of EXHIBIT E hereto, and certifying that there exists no Default or Event of Default at the time of delivery thereof.

    "COMSAT" shall mean COMSAT Corporation, a corporation organized under the Laws of the District of Columbia.

    "COMSAT AGREEMENTS" shall mean the Services Agreement, the Corporate Agreement and the Tax Sharing Agreement, in each case between the Borrower and COMSAT, in the forms delivered to the Lenders, as such agreements may hereafter be amended as permitted by, and in accordance with, the provisions of this Agreement.

    "CONCESSION AGREEMENTS" shall mean all material agreements now or hereafter existing covering or affecting the sale of food, beverage, merchandise or other goods at or near the Arena, or, after its completion, the Arena/Complex, and any and all amendments thereto or substitutions therefor between Ascent Sports, Avalanche Sub or Nuggets Sub and any other Person.

    "CONSOLIDATED CASH INTEREST EXPENSE" shall mean, for any period of determination, the gross interest expense of the Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, excluding any amounts not paid or not required (whether during or after such period) to be paid in cash. For purposes of the foregoing, gross interest expense shall be determined after giving effect to any net cash payments made or received by the Borrower with respect to rate protection agreements entered into as a hedge against interest rate exposure. Gross interest expense shall be calculated in accordance with GAAP as in effect and applied by the Borrower on the date of this Agreement and, accordingly, shall exclude the effects of any changes in GAAP or its application by the Borrower after the date hereof.

    "CONSOLIDATED TOTAL INDEBTEDNESS" shall mean, for any Person, all Indebtedness of such Person and its consolidated subsidiaries (other than Indebtedness referred to in clause (h) of the definition of such term), determined on a consolidated basis in accordance with GAAP; PROVIDED, HOWEVER, that Consolidated Total Indebtedness of the Borrower shall not include Non-Recourse Arena Financing or Non-Recourse Film Indebtedness, in each case incurred in compliance with the provisions of this Agreement.

    "CONTROL" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and "Controlling" and "Controlled" shall have the meanings correlative thereto.

    "CORPORATE RESTRUCTURING" shall mean that series of transactions described in the S-4 Registration Statement.

    "COVERAGE RATIO" shall mean, on any date for the Borrower and its Subsidiaries on a consolidated basis, the ratio of (a) the sum of (i) EBITDA for the four most recently completed consecutive fiscal quarters, plus (ii) the Revolver Availability on the date of determination, to (b) the product of (i) Consolidated Total Indebtedness of the Borrower and its Subsidiaries on such date times (ii) the current weighted average rate of interest being charged to the Borrower on such date; PROVIDED, HOWEVER, that solely for purposes of calculating the Coverage Ratio prior to the earlier of (i) October 9, 1997 and
(ii) the date on which the Borrower receives proceeds from the Subordinated Indebtedness contemplated by Section 2.09(e) hereof, the Total Commitment shall mean the sum of (i) the aggregate amount of Lenders' Commitments, as in effect at such time, plus (ii) $50,000,000.

    "CREDIT EVENT" shall have the meaning assigned to such term in Section 4.01 hereto.

    "DEBTOR RELIEF LAWS" shall mean applicable bankruptcy, reorganization, moratorium, or similar Laws, or principles of equity affecting the enforcement of creditors' rights generally.

    "DEFAULT" shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

    "DOLLARS" or "$" shall mean lawful money of the United States of America.

    "EBITDA" shall mean, with respect to any Person and its subsidiaries on a consolidated basis for any period, the consolidated net income of such Person and its subsidiaries for such period, computed in accordance with GAAP, plus, to the extent deducted in computing such consolidated net income and without duplication, the sum of (a) income tax expense, (b) interest expense, (c) depreciation and amortization expense (but excluding the amortization of Film Inventory), (d) allocation of income to minority interests in earnings of consolidated subsidiaries and (e) extraordinary losses (including restructuring provisions) during such period minus, to the extent added in computing such consolidated net income and without duplication, (y) extraordinary gains during such period and (z) allocation of losses to minority interests in earnings of consolidated subsidiaries. EBITDA shall be calculated in accordance with GAAP as in effect and applied by the Borrower on the date of this Agreement and, accordingly, shall exclude the effects of any changes in GAAP or its application by the Borrower after the date hereof.

    "ELIGIBLE ASSIGNEE" means (a) with respect to any assignment of any Lender's Revolving Loan Specified Percentage of the Commitment and the outstanding Borrowings under the Revolving Loans (i) any Lender, (ii) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $1,000,000,000; (iii) a savings and loan association or savings bank organized under the laws of the United States, or any state thereof, having total assets in excess of $500,000,000, and not in receivership or conservatorship; (iv) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is described in this clause; and (v) the central bank of any country which is a member of the Organization for Economic Cooperation and Development, and (b) with respect to any assignment of any Lender's Term Loan Specified Percentage of the Term Loan and the outstanding Borrowings under the Term Loan, (i) a Lender, (ii) a commercial bank organized under the laws of any country that is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, (iii) the central bank of any country that is a member of the

Organization for Economic Cooperation and Development and (iv) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership, trust or other entity) that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having a combined capital and surplus of at least $100,000,000, provided that, neither the Borrower or any Affiliate of the Borrower shall qualify as an Eligible Assignee.

    "ENVIRONMENT" shall mean ambient air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, the workplace or as otherwise defined in any Environmental Law.

    "ENVIRONMENTAL CLAIM" shall mean any written accusation, allegation, notice of violation, claim, demand, order, directive, consent decree, cost recovery action or other cause of action by, or on behalf of, any Governmental Authority or any Person for damages, injunctive or equitable relief, personal injury (including sickness, disease or death), Remedial Action costs, tangible or intangible property damage, natural resource damages, nuisance, pollution, any adverse effect on the Environment caused by any Hazardous Material, or for fines, penalties or restrictions, resulting from or based upon: (a) the existence, or the continuation of the existence, of a Release (including sudden or non-sudden, accidental or non-accidental Releases); (b) exposure to any Hazardous Material; (c) the presence, use, handling, transportation, storage, treatment or disposal of any Hazardous Material; or (d) the violation or alleged violation of any Environmental Law or Environmental Permit.

    "ENVIRONMENTAL LAW" shall mean any and all applicable present and future treaties, Laws, codes, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the Environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material or to health and safety matters, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. Sections 9601 ET SEQ. (collectively "CERCLA"), the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. Sections 6901 ET SEQ., the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C. Sections 1251 ET SEQ., the Clean Air Act of 1970, 42 U.S.C. Sections 7401 ET SEQ., as amended, the Toxic Substances Control Act of 1976, 15 U.S.C. Sections 2601 ET SEQ., the Occupational Safety and Health Act of 1970, as amended by 29 U.S.C. Sections 651 ET SEQ., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Sections 11001 ET SEQ., the Safe Drinking Water Act of 1974, as amended by 42 U.S.C. Sections 300(f) ET SEQ., the Hazardous Materials Transportation Act, 49 U.S.C. Sections 5101 ET SEQ., and any similar or implementing state or local law, and all amendments or regulations promulgated thereunder.

    "ENVIRONMENTAL PERMIT" shall mean any permit, approval, authorization, certificate, license, variance, filing or permission required by or from any Governmental Authority pursuant to any Environmental Law.

    "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

    "ERISA AFFILIATE" shall mean any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

    "ERISA EVENT" shall mean (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan; (b) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA; (c) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (d) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (e) the incurrence of any liability under Title IV of ERISA upon the termination of any Plan or the withdrawal or partial withdrawal of the Borrower or any of its ERISA Affiliates from any Plan or Multiemployer Plan; (f) the receipt by the Borrower or any ERISA Affiliate from the PBGC of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (g) the receipt by the Borrower or any ERISA Affiliate of any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; and (h) the occurrence of a "prohibited transaction" with respect to which the Borrower or any of its Subsidiaries is a "disqualified person" (within the meaning of Section 4975 of the Code) or with respect to which the Borrower or any such Subsidiary could otherwise be liable.

    "EURODOLLAR BORROWING" shall mean a Borrowing comprised of Eurodollar
Loans.

    "EURODOLLAR LOANS" shall mean Loans bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of
Article II hereof.

    "EVENT OF DEFAULT" shall have the meaning assigned to such term in Article VII hereof.

    "EXISTING CREDIT AGREEMENT" shall have the meaning assigned to such term in the preamble to this Agreement.

    "FACILITY FEE" shall have the meaning assigned to such term in Section 2.05(a) hereof.

    "FEE LETTERS" shall mean that certain Fee Letter dated March 23, 1997, between the Borrower and the Administrative Agent, and any other fee letters executed from time to time among the Borrower, the Administrative Agent and the Lenders, as each may be amended, extended, increased, revised or substituted from time to time.

    "FEES" shall mean the Facility Fees, the Commitment Fees, the Administrative Agent Fees, the L/C Participation Fees and the Issuing Bank Fees.

    "FILM CASH FLOW" shall mean, for the period from the date hereof through any date of determination, positive or negative earnings before interest and taxes generated by Motion Picture projects included in Film Inventory on the balance sheet of the Borrower and its Subsidiaries, provided that revenues and losses attributable to those film projects listed on SCHEDULE 1.01 hereto shall not be included in the calculation of Film Cash Flow.

    "FILM INVENTORY" shall mean film inventory on the balance sheet of the Borrower and its Subsidiaries from time to time.

    "FINANCIAL OFFICER" of any corporation shall mean the chief financial officer, principal accounting officer, Treasurer or Controller of such corporation.

    "FRANCHISE" shall mean either the NBA Franchise or the NHL Franchise, and "Franchises" means both such franchises.

    "GAAP" shall mean generally accepted accounting principles.

    "GAME" shall mean any game participated in by either Franchise and conducted pursuant to the governance of or consented to by the NBA or the NHL, including any promotional, exhibition, regular season, playoff or championship game.

    "GOVERNMENTAL AUTHORITY" shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

    "GUARANTEE" of or by any Person shall mean any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness, and (d) to guaranty the obligations, payments by or performance of, a Person that is not a wholly owned direct or indirect Subsidiary of the Borrower; PROVIDED,

HOWEVER, that the term Guarantee shall not include (i) endorsements for collection or deposit in the ordinary course of business, (ii) any obligation, contingent or otherwise, incurred in the ordinary course of business, to pay any amounts pursuant to valid and binding actor's agreements in respect of any Motion Pictures, whether or not the Person to whom such obligation is owed uses the obligation to secure Indebtedness or services, or (iii) any obligation, contingent or otherwise, incurred in the ordinary course of business, to purchase any Motion Picture after its completion pursuant to valid and binding production or distribution agreements in respect of any Motion Pictures, whether or not the Person to whom such obligation is owed uses the obligation to secure Indebtedness or services.

    "GUARANTORS" shall mean: Ascent Network Services, Inc., Ascent Sports Holdings, Ascent Sports, Ascent Arena Corporation, Beacon, Beacon Music Publishing, Inc., Club Pictures, Inc. and Daily Double Music Co., and all other wholly owned direct or indirect Subsidiaries of the Borrower from time to time.

    "HAZARDOUS MATERIALS" shall mean all explosive or radioactive substances or wastes, hazardous or toxic substances or wastes, pollutants, solid, liquid or gaseous wastes, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls ("PCBS") or PCB-containing materials or equipment, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

    "HIGHEST LAWFUL RATE" shall mean at the particular time in question the maximum rate of interest which, under Applicable Law, any Lender is then permitted to charge on the Obligations. If the maximum rate of interest which, under Applicable Law, any Lender is permitted to charge on the Obligations shall change after the date hereof, the Highest Lawful Rate shall be automatically increased or decreased, as the case may be, from time to time as of the effective time of each change in the Highest Lawful Rate without notice to the Borrower. For purposes of determining the Highest Lawful Rate under Applicable Law, the applicable rate ceiling shall be (a) the indicated rate ceiling described in and computed in accordance with the provisions of Section (a)(1) of Art. l.04; or (b) provided notice is given as required in Section (h)(1) of Art. 1.04, either the annualized ceiling or quarterly ceiling computed pursuant to Section (d) of Art. 1.04; PROVIDED, HOWEVER, that at any time the indicated rate ceiling, the annualized ceiling or the quarterly ceiling, as applicable, shall be less than 18% per annum or more than 24% per annum, the provisions of Sections (b)(1) and (2) of said Art. 1.04 shall control for purposes of such determination, as applicable.

    "INDEBTEDNESS" of any Person shall mean, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits with such Person or advances to such Person of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured
by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (f) all Guarantees by such Person, (g) all Capital Lease Obligations of such Person, (h) all net obligations of such Person in respect of interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements and (i) all obligations of such Person as an account party in respect to letters of credit and bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner.

    "INTEREST PAYMENT DATE" shall mean the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months' duration been applicable to such Borrowing, and, in addition, the date of any prepayment of such Borrowing or conversion of such Borrowing to a Borrowing of a different Type.

    "INTEREST PERIOD" shall mean (a) as to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter, or if determined available by the Administrative Agent, 12 months thereafter, as the Borrower may elect and (b) as to any ABR Borrowing, the period commencing on the date of such Borrowing and ending on the earliest of (i) the next succeeding March 31, June 30, September 30 or December 31, (ii) the Maturity Date and (iii) the date such Borrowing is converted to a Borrowing of a different Type in accordance with Section 2.10 hereof or repaid or prepaid in accordance with
Section 2.11 hereof; PROVIDED, HOWEVER, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

    "ISSUING BANK" shall mean NationsBank (or any Affiliate thereof) or any other Lender that may become an Issuing Bank pursuant to Section 2.20(i) hereof, in each case with respect to Letters of Credit issued by it.

    "ISSUING BANK FEES" shall have the meaning assigned to such term in Section 2.05(c) hereof.

    "LAW" shall mean any applicable constitution, statute, law, ordinance, regulation, rule, order, writ, injunction, or decree of any tribunal.

    "L/C COMMITMENT" shall mean the commitment of the Issuing Bank to issue Letters of Credit pursuant to Section 2.20 hereof.

    "L/C DISBURSEMENT" shall mean a payment or disbursement made by the Issuing Bank pursuant to a Letter of Credit.

    "L/C EXPOSURE" shall mean at any time the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time PLUS (b) the aggregate principal amount of all L/C Disbursements that have not yet been reimbursed at such time. The L/C Exposure of any Lender at any time shall mean its Revolving Loan Specified Percentage of the aggregate L/C Exposure at such time.

    "L/C PARTICIPATION FEE" shall have the meaning assigned to such term in
Section 2.05(c) hereof.

    "LENDERS" shall mean (a) the financial institutions listed on SCHEDULE 2.01 hereto (other than any such financial institution that has ceased to be a party hereto pursuant to an Assignment and Acceptance) and (b) any Eligible Assignee that has become a party hereto pursuant to an Assignment and Acceptance.

    "LETTER OF CREDIT" shall mean any letter of credit issued pursuant to
Section 2.20 hereof.

    "LIBO RATE" shall mean, for any Eurodollar Borrowing for any Interest
Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest one-one hundredth (1/100th) of one percent (1%)) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in United States dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period. If for any reason such rate is not available, the term "LIBO Rate" shall mean, for any Eurodollar Borrowing for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest one-one hundredth (1/100th) of one percent (1%)) appearing on Reuters Screen LIBO page as the London interbank offered rate for deposits in United States dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; PROVIDED, HOWEVER, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

    "LIBOR RESERVE PERCENTAGE" shall mean, with respect to any Interest Period, the percentage which is in effect on the first day of such period under Regulation D of the Board of Governors of the Federal Reserve System, as such regulation may be amended from time to time, as the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency or marginal reserves) applicable to any Lender with respect to eurocurrency liabilities (as that term is defined in Regulation D). The Adjusted LIBO Rate for any Eurodollar Borrowing shall be adjusted for any change in the LIBOR Reserve Percentage.

    "LIEN" shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

    "LOAN" shall mean the Revolving Loans and the Term Loan made in accordance with the terms of this agreement.

    "LOAN PAPERS" shall mean this Agreement, the promissory notes evidencing the Loans, all pledge agreements, guaranties of the Obligations executed by the Guarantors, Fee Letters, financing statements, all Letters of Credit, all Applications and all other agreements between the Borrower or any Subsidiary of the Borrower and the Administrative Agent related to any Letter of Credit, all Assignment and Acceptances, post-closing letters, and all other documents, instruments, agreements, or certificates executed or delivered from time to time by any Person in connection with this Agreement or as security for the Obligations hereunder, granting Collateral or otherwise, as each such agreement may be amended, modified, substituted, replaced or extended from time to time.

    "MARGIN STOCK" shall have the meaning assigned to such term in Regulation
U.

    "MATERIAL ADVERSE EFFECT" shall mean (a) a materially adverse effect on the business, assets, operations, or financial condition of the Borrower, the Subsidiaries of the Borrower and On Command Corp. and its Subsidiaries taken as a whole, (b) material impairment of the ability of the Borrower to perform any of its obligations under this Agreement or under any other Loan Paper or (c) material impairment of the enforceability of this Agreement, any other Loan Paper or the Loans.

    "MATURITY DATE" shall mean, subject to Section 2.09(e) hereof, October 7, 1997, or such earlier date as the Obligations are due and payable in full (whether by scheduled reduction, acceleration, termination or otherwise).

    "MAXIMUM AMOUNT" means the maximum amount of interest which, under Applicable Law, the Administrative Agent or any Lender is permitted to charge on the Obligations.

    "MOTION PICTURES" shall mean motion pictures produced for distribution through theaters and broadcast or cable television.

    "MULTIEMPLOYER PLAN" shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

    "NATIONAL MEDIA CONTRACTS" shall mean radio or television or other media agreements now existing or entered into in the future respecting the broadcast of the Games to audiences beyond the local areas in which games are played or the local areas of the visiting team, whether such games are regular season games or otherwise, and whether transmission of such broadcast is over-the-air, over cable, by pay per view or by any other means of transmission (except for those contracts that are the subject of a Superstation Agreement), including each agreement between (a) the NBA or any Affiliate of the NBA, on its own behalf and as agent for each of the Teams, and any other Person and (b) the NHL or any Affiliate of the NHL, on its own behalf and as agent for each of the Teams, and any other Person, in each case, as each may be supplemented, modified, amended or restated from time to time in the manner provided therein and all successor contracts that may in the future be entered into.

    "NATIONSBANK" shall mean NationsBank of Texas, N.A., a national banking association.

    "NBA" shall mean the National Basketball Association, a joint venture, and each successor and assign thereof.

    "NBA CONSENT LETTER" shall mean the letter agreement among the Borrower and certain of its Subsidiaries, the Administrative Agent (on behalf of itself and the Lenders), NBA, NBA Properties, Inc. and NBA Market Extension Partnership, approving the transactions evidenced by the Loan Papers, giving the Administrative Agent and the Lenders the right to assign any portion of the Obligations in accordance with Section 9.04 hereof and setting forth certain restrictions with respect to the Administrative Agent and the Lenders exercise of their rights hereunder.

    "NBA DOCUMENTS" shall mean, collectively, (a) the Amended and Restated Joint Venture Agreement made as of January 1, 1989 among Nuggets Sub and the other joint venturers in the NBA, and (b) the Constitution and Bylaws of the NBA, as the same may be renewed, extended, modified or replaced from time to time.

    "NBA FRANCHISE" shall mean the NBA franchise known as the "Denver Nuggets" and all rights of Nuggets Sub and Ascent Sports pursuant to the agreements with the NBA related thereto.

    "NBC CONTRACT" shall mean the Service Contract dated September 15, 1983, between COMSAT General Corporation (now Ascent Network Services, Inc.) and National Broadcasting Company, Inc., as amended from time to time.

    "NET CASH PROCEEDS" shall mean with respect to any Asset Disposition (i) the gross amount of any cash paid to or received by the Borrower or any of its Subsidiaries in respect of such Asset Disposition (including (a) payments of principal or interest, or cash proceeds from the sale or other disposition in respect of noncash consideration permitted under Section 6.05 hereof, and (b) insurance proceeds, condemnation awards and payments from time to time in respect of installment obligations, if applicable), less (ii) the amount, if any, of (x) the Borrower's good faith best estimate of all taxes attributable to such Asset Disposition which it in good faith expects to be paid in the taxable year in which such Asset Disposition shall occur or in the next taxable year, (y) reasonable and customary fees, discounts, commissions, costs and other expenses (other than those payable to the Borrower or any Affiliate of the Borrower), which are incurred in connection with such Asset Disposition and are payable by the Borrower or any of its Subsidiaries and
(z) in the case of an Asset Disposition that is a sale, transfer or other disposition of assets or properties, proceeds required to discharge Liens in respect of such assets or properties permitted by Section 6.02 hereof.

    "NHL" shall mean the National Hockey League, an unincorporated association, and each successor and assign thereof.

    "NHL CONSENT LETTER" shall mean the letter agreement among the Borrower and certain of its Subsidiaries, the Administrative Agent, each Lender and the NHL, approving the transactions evidenced by the Loan Papers, giving the Administrative Agent and the Lenders the right to assign any portion of the Obligations in accordance with Section 9.04 hereof and setting forth certain restrictions with respect to the Administrative Agent and the Lenders exercise of their rights hereunder.

    "NHL DOCUMENTS" shall mean, collectively, (a) the Consent Agreement, made as of July 1, 1995 among National Hockey League, le Club de Hockey Les Nordiques, Les Nordiques de Quebec 1988, 2627-9455 Quebec Inc., Marcel Aubut, COMSAT Hockey Enterprises, COMSAT Video Enterprises, Inc., COMSAT Denver, Inc., COMSAT Entertainment Group, Inc., and COMSAT Corporation and the other joint venturers in the NHL, and (b) the Constitution and Bylaws of the NHL, as the same may be renewed, extended, modified or replaced from time to time.

    "NHL FRANCHISE" shall mean the NHL franchise known as the "Colorado Avalanche" and all rights of Avalanche Sub and Ascent Sports pursuant to the agreements with the NHL related thereto.

    "NON-RECOURSE ARENA FINANCING" shall mean Indebtedness incurred by the Denver Arena Company, LLC in connection with the financing of the Arena/Complex
(i) as to which neither the Borrower nor any other Subsidiary of the Borrower
(A) provides credit support (including any undertaking, agreement or instrument which would constitute Indebtedness) or has given or made other written assurances regarding repayment (except with respect to the limited construction Guarantee permitted by Section 6.01(f) hereof), (B) is directly or indirectly personally liable (except with respect to the limited construction Guarantee permitted by Section 6.01(f) hereof) or (C) constitutes the lender and (ii) the obligees of which will have recourse solely against the assets comprising such project (including rights of Denver Arena Company, LLC as a lessor under leases thereto) for repayment of the principal of and interest on such Indebtedness and fees, indemnities, expense reimbursements or other amounts of whatever nature accrued or payable in connection with such Indebtedness and that has terms and provisions reasonably satisfactory in form and substance to, and approved in writing by, the Administrative Agent in respect of the matters referred to in clause (i) or clause (ii) above.

    "NON-RECOURSE FILM INDEBTEDNESS" shall mean Indebtedness of Beacon incurred solely for the purpose of financing Motion Pictures (i) as to which neither the Borrower nor any other Subsidiary of the Borrower (A) provides credit support (including any undertaking, agreement or instrument which would constitute Indebtedness) or has given or made other written assurances regarding repayment,
(B) is directly or indirectly personally liable or (C) constitutes the lender and (ii) the obligees of which will have recourse for repayment of the principal of and interest on such Indebtedness and any fees, indemnities, expense reimbursements or other amounts of whatever nature accrued or payable in connection with such Indebtedness solely against (x) the negatives for such Motion Pictures, (y) ownership, distribution or exploitation rights with respect to such Motion Pictures or (z) standby letters of credit constituting Indebtedness which itself qualifies as Non-Recourse Film Indebtedness.

    "NUGGETS LICENSE AGREEMENT" shall mean the User Agreement, dated as of July 15, 1992, as amended, between the City and County of Denver and Nuggets Sub related to Nuggets Sub's right to use and occupancy of the Arena.

    "NUGGETS LICENSE DOCUMENTS" shall mean the Nuggets License Agreement and each other material agreement related to Nuggets Sub's rights to the use and occupancy of the Arena, or, after its completion, the similar agreements related to the Arena/Complex.

    "NUGGETS SUB" shall mean Denver Nuggets, L.P., a Delaware limited partnership and wholly owned indirect Subsidiary of the Borrower, which such Subsidiary owns and operates the Denver Nuggets, a franchise of the NBA.

    "OBLIGATIONS" shall mean all present and future obligations, indebtedness and liabilities, and all renewals and extensions of all or any part thereof, of the Borrower and each Obligor to the Lenders and the Administrative Agent arising from, by virtue of, or pursuant to this Agreement, any of the other Loan Papers and any and all renewals and extensions thereof or any part thereof, or future amendments thereto, all interest accruing on all or any part thereof and reasonable attorneys' fees incurred by the Administrative Agent for the preparation of this Agreement and consummation of this credit facility, execution of waivers, amendments and consents, and in connection with the enforcement or the collection of all or any part thereof, and reasonable attorneys' fees incurred by the Lenders in connection with the enforcement or the collection of all or any part of the Obligations during the continuance of an Event of Default, in each case whether such obligations, indebtedness and liabilities are direct, indirect, fixed, contingent, joint, several or joint and several. Without limiting the generality of the foregoing, "Obligations" includes all amounts which would be owed by the Borrower, each other Obligor and any other Person (other than the Administrative Agent or the Lenders) to the Administrative Agent or the Lenders under any Loan Paper, but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the

Borrower, any other Obligor any other Person (including all such amounts which would become due or would be secured but for the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding of the Borrower, any other Obligor or any other Person under any Debtor Relief Law).

    "OBLIGOR" shall mean (a) the Borrower, (b) each Guarantor, (c) each other Person liable for performance of any of the Obligations and (d) each other Person the Property of which now or hereafter secures the performance of any of the Obligations.

    "OCC AGREEMENTS" shall mean the Services Agreement and the Corporate Agreement, in each case between the Borrower and On Command Corp., in the forms delivered to the Lenders, as such agreements may hereafter be amended as permitted by, and in accordance with, the provisions of this Agreement.

    "ON COMMAND CORP." shall mean On Command Corporation, a Delaware corporation, approximately 57.0% of whose outstanding Capital Stock is owned, directly or indirectly, by the Borrower on the Closing Date.

    "ON COMMAND CORP. LOAN FACILITY" shall mean a revolving credit facility made available to On Command Corp. pursuant to documentation dated the Closing Date, in an amount not to exceed $150,000,000, by a group of lenders with the Administrative Agent as the administrative agent thereunder.

    "PARKING AGREEMENTS" shall mean all material agreements now or hereafter existing covering or affecting Game patron parking at or near the Arena, or, after its completion, the similar agreements related to the Arena/Complex (including shuttle and remote parking), and any and all amendments thereto or substitutions therefor and any and all other agreements of a similar nature or providing similar services between Ascent Sports, Avalanche sub or Nuggets Sub and any other Person.

    "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

    "PERMITTED INVESTMENTS" shall mean:

    (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

    (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from

Standard & Poor's Ratings Group, a Division of McGraw-Hill, Inc. or from Moody's Investors Service, Inc.;

    (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank which bank or office is organized under the Laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $250,000,000; and

    (d) fully collateralized repurchase agreements with a term of not more than 30 days for underlying securities of the type described in clause (a) above entered into with any institution meeting the qualifications specified in clause
(c) above.

    "PERSON" shall mean any natural person, corporation, business trust, joint venture, association, company, partnership or government, or any agency or political subdivision thereof.

    "PLAN" shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 112 of the Code or Section 307 of ERISA and in respect of which the Borrower or any ERISA Affiliate is (or if such plan were terminated would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

    "PLAYER CONTRACTS" shall mean any and all player contracts existing by and between Nuggets Sub or Avalanche Sub and the professional basketball players or professional hockey players whose aggregate annual compensation package is contractually in excess of $1,000,000 from time to time employed by Nuggets Sub or Avalanche Sub, respectively, and any and all material amendments, modifications, restatements or replacements of or substitutions for any of the foregoing.

    "PREFERRED STOCK", as applied to the Capital Stock of any corporation, shall mean Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution or assets upon any voluntary or involuntary liquidation or dissolution of any such corporation, over shares of Capital Stock of any other class of such corporation.

    "REGISTER" shall have the meaning given such term in Section 9.04(d) hereof.

    "REGULATION G" shall mean Regulation G of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

    "REGULATION U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

    "REGULATION X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

    "RELATED CONTRACTS" shall mean all material contracts and agreements, other than the License Agreements, Services Contracts and the Player Contracts, by and between Ascent Sports, Avalanche Sub or Nuggets Sub and other Persons, including, without limitation, leases and related agreements related to training facilities, non-Arena training facilities, non-Arena offices, non-Arena realty, suites and boxes, suites and boxes marketing, option agreements, and all material amendments, modifications, restatements or replacements of or substitutions for any of the foregoing.

    "RELEASE" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Material in, into, onto or through the Environment.

    "REMEDIAL ACTION" shall mean (a) "remedial action" as such term is defined in CERCLA, 42 U.S.C. Section 9601(24), and (b) all other actions required by any Governmental Authority or voluntarily undertaken to: (i) cleanup, remove, treat, abate or in any other way address any Hazardous Material in the Environment;
(ii) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not migrate or endanger or threaten to endanger public health, welfare or the Environment; or (iii) perform studies and investigations in connection with, or as a precondition to, (i) or (ii) above.

    "REQUIRED LENDERS" shall mean, at any time, Lenders (a) having Total Specified Percentages resulting in exposure to such Lenders equal to at least 51% of the sum of (i) all outstanding Revolving Loan Borrowings on such date, plus, (ii) the Revolver Availability on such date, plus, (iii) all outstanding Borrowings under the Term Loan on such date, (b) for purposes of acceleration pursuant to clause (ii) of the last paragraph of Article VII, Lenders having Loans, L/C Exposures and unused Commitments representing at least 51% of the sum of all Loans outstanding, L/C Exposure and unused Commitments or (c) after the Maturity Date or after the Commitments and Term Loan have terminated, Lenders having Loans and L/C Exposure representing at least 51% of the sum of all Loans outstanding and L/C Exposure; and, in each case, if there is more than one Lender party hereto, at least two Lenders.

    "RESPONSIBLE OFFICER" of any corporation shall mean any executive officer or Financial Officer of such corporation and any other officer or similar official thereof responsible for the administration of the obligations of such corporation in respect of this Agreement and the other Loan Papers.

    "REVOLVER AVAILABILITY" shall mean, on any date of determination, the lesser of (a) the difference between the Total Commitment minus the Total Exposure, and (b) the difference between (i) the Borrowing Base minus (ii) the sum of Total Exposure plus all Obligations under the Term Loan.

    "REVOLVING LOANS" shall mean the revolving loans made available by the Lenders to the Borrower pursuant to the Total Commitments and Section 2.01 hereof. Each Revolving Loan shall be a Eurodollar Loan or an ABR Loan.

    "REVOLVING LOAN SPECIFIED PERCENTAGE" means, as to any Lender, the percentage indicated beside its name on the signature pages hereof as its Revolving Loan Specified Percentage, or as adjusted or specified in any amendment to this Agreement or in any Assignment and Acceptance.

    "SERVICES CONTRACTS" shall mean the Broadcasting Agreements, the Concession Agreements, the Advertising Agreements, the Parking Agreements, and any and all material extensions, amendments, modifications, replacements and substitutions for any of the above.

    "S-4 REGISTRATION STATEMENT" shall mean that certain Form S-4 Registration Statement, as filed by On Command Corp. with the Securities and Exchange Commission on August 16, 1996, as amended on September 4, 1996, September 26, 1996 and as further amended on October 7, 1996.

    "SPORTS SUBS" shall mean Ascent Sports and Ascent Sports Holdings.

    "SUBORDINATED INDEBTEDNESS" shall mean that subordinated Indebtedness issued by Borrower in accordance with Section 2.09(e) hereof, in the minimum amount of $50,000,000, subject to terms and conditions acceptable to the Administrative Agent and the Required Lenders including, but not limited to the incorporation of the concepts set forth on EXHIBIT F hereto into the Subordinated Indebtedness documentation.

    "SUBSIDIARY" shall mean, with respect to any Person (herein referred to as the "parent"), any corporation, partnership, association or other business entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent, provided that, so long as the On Command Corp. Loan Facility is in existence and the Administrative Agent is the administrative agent thereunder, when the term "Subsidiary" is used with respect to the Borrower, it shall be deemed by the parties hereto not to include On Command Corp. and its Subsidiaries.

    "SUPERSTATION AGREEMENTS" shall mean all material agreements now existing or entered into in the future between the NBA or NHL and/or individual Teams regarding the sharing with the other Teams of revenues received by the individual Teams with respect to agreements to broadcast basketball games outside of the local areas of such Teams or the local areas of the visiting teams entered into by such Teams with individual broadcasters, as each may be supplemented, modified, amended or restated form time to time in the manner provided therein and all material successor contracts that may in the further be entered into.

    "TEAM" shall mean any joint venturer of the NBA, or of the NHL as applicable in the context used.

    "TERM LOAN" means that certain term loan, made by the Lenders to the Borrower in accordance with the terms and provisions of Section 2.01(b) hereof.

    "TERM LOAN SPECIFIED PERCENTAGE" means, as to any Lender, the percentage indicated beside its name on the signature pages hereof as its Term Loan Specified Percentage, or as adjusted or specified in any amendment of this Agreement or in any Assignment and Acceptance.

    "TOTAL COMMITMENT" shall mean, at any time, the aggregate amount of the Lenders' Commitments, as in effect at such time.

    "TOTAL EXPOSURE" shall mean, with respect to the Lenders at any time, the aggregate principal amount at such time of all outstanding Revolving Loans of the Lenders, plus the aggregate amount at such time of all Lenders' L/C Exposure.

    "TOTAL SPECIFIED PERCENTAGE" means, as to any Lender, the percentage indicated beside its name on the signature pages hereof as its Total Specified Percentage, or as adjusted or specified in any amendment to this Agreement or in any Assignment and Acceptance.

    "TRANSACTIONS" shall have the meaning assigned to such term in Section 3.02 hereof.

    "TYPE", when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term "Rate" shall include the Adjusted LIBO Rate and the Alternate Base Rate.

    "WHOLLY OWNED SUBSIDIARY" of any Person shall mean a subsidiary of such Person of which securities (except for directors' qualifying shares) or other ownership interests representing 100% of the outstanding Capital Stock or partnership interests, as the case may be, are, at the time any determination is being made, owned by such Person or one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

    "WITHDRAWAL LIABILITY" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

    SECTION 1.02. TERMS GENERALLY. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that for purposes of determining compliance with the covenants contained in Article VI hereof, all accounting terms herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP as in effect on the date of this Agreement and applied on a basis consistent with the application used in the financial statements referred to in Section 3.05 hereof.


                                      ARTICLE II

                                     THE CREDITS

    SECTION 2.01. COMMITMENTS. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to make Revolving Loans to the Borrower, at any time and from time to time on or after the date hereof, and until the earlier of (a) the Maturity Date, and (b) the termination of the Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time up to the lesser of (i) such Lender's Commitment and (ii) such Lender's Revolving Loan Specified Percentage of the difference between the Borrowing Base minus the aggregate amounts outstanding under the Term Loan, provided that, the Borrower agrees that, notwithstanding anything in this Agreement or in any other Loan Paper to the contrary, (A) no Lender shall at any time be obligated to make any Loan if such Loan would result in such Lender's Total Exposure exceeding such Lender's Commitment, and (B) Total Exposure plus all Obligations under the Term Loan shall never exceed the Borrowing Base. Within the limits set forth in the preceding sentence and subject to the terms, conditions and limitations set forth herein, the Borrower may borrow, pay or prepay and reborrow Revolving Loans.

    SECTION 2.02.  LOANS.

    (a) REVOLVING LOANS. Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made by the Lenders in an aggregate outstanding amount not to exceed at any time outstanding the difference between such Lender's Revolving Loan Specified Percentage of the Commitment, minus the such Lender's Revolving Loan Specified Percentage of the L/C Exposure; PROVIDED, HOWEVER, that the failure of any Lender to make any Revolving Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Revolving Loan required to be made by such other Lender). Except for Revolving Loans deemed made pursuant to Section 2.02(f) hereof, the Revolving Loans comprising any Borrowing shall be in an aggregate principal amount that is (i) an integral multiple of $1,000,000 and not less than $3,000,000 or (ii) equal to the Revolver Availability.

    (b) TERM LOANS. Each Lender severally agrees, subject to the terms and conditions hereinafter set forth, on the Closing Date only, to make its Term Loan Specified Percentage of the Term Loan available to the Borrower until the Maturity Date in an aggregate outstanding amount not to exceed such Lender's Term Loan Specified Percentage of $50,000,000 as repaid and reduced pursuant to
Section 2.04, Section 2.09 and Section 2.11 hereof. After the Closing Date, the Borrower agrees to repay the Term Loan in accordance with the terms of Section 2.04, Section 2.09 and Section 2.11 hereof, and only conversion or continuation Borrowings will be available under the Term Loan. The Term Loan shall initially consist of a Borrowing which shall be an ABR Loan only, and each subsequent Borrowing shall be either an ABR Borrowing or a Eurodollar Borrowing as specified in the related notice of conversion, as applicable; provided that, after the occurrence and during the continuance of any Event of Default, Eurodollar Borrowings shall not be available to the Borrower. Subject to
Section 2.02 hereof and the other terms and conditions of this Agreement, the Borrower may convert an ABR Loan made under the Term Loan to a Eurodollar Borrowing at any time after the Closing Date; provided that the Borrower pay all accrued and unpaid interest on such ABR Borrowing concurrently. All Borrowings made under this Section 2.02(b) shall be made in accordance with Section 2.02 below. On any date of determination, the sum of all outstanding Borrowings under the Term Loan shall never exceed the difference between $50,000,000 minus the sum of (i) all scheduled payments to be made on the Term Loan through such date of determination pursuant to Section 2.04 and Section 2.09 hereof plus (ii) all prepayments made on the Term Loan.

    (c) Subject to Sections 2.08 and 2.13 hereof, each other Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request pursuant to Section 2.03 hereof, as applicable; PROVIDED, HOWEVER, that Borrowings on the Closing Date shall be comprised entirely of ABR Loans. Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; PROVIDED, HOWEVER, that the Borrower shall not be entitled to request any Borrowing that, if made, would result in more than twelve Eurodollar Borrowings outstanding hereunder at any time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings. After the initial Borrowing, no Borrowing under the Term Loan shall increase the amount outstanding under the Term Loan.

    (d) After the Closing Date, each Lender shall make each Revolving Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account in Dallas, Texas as the Administrative Agent may designate not later than 12:00 noon, Dallas, Texas time, and the Administrative Agent shall by 3:00 p.m., Dallas, Texas time, credit the amounts so received to an account in the name of the Borrower, maintained with the Administrative Agent and designated by the Borrower in the applicable Borrowing Request or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.

    (e) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing under the Revolving Loans that such Lender will not make available to the Administrative Agent such Lender's Revolving Loan Specified Percentage of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing under the Revolving Loan in accordance with paragraph (c) above and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, the interest rate applicable at the time to the Revolving Loans comprising such Borrowing and (ii) in the case of such Lender, a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error). If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender's Loan as part of such Borrowing under the Revolving Loans for purposes of this Agreement.

    (f) The Borrower acknowledges that if the Borrower requests any Borrowing with an Interest Period that would end after the Maturity Date, a Breakage Event (as defined in Section 2.14 hereof) will occur on the Maturity Date and the Borrower will be obligated to indemnify the Lenders in accordance with the terms of Section 2.14 hereof.

    (g) If the Issuing Bank shall not have received from the Borrower the payment required to be made by Section 2.20(e) hereof within the time specified in such Section, the Issuing Bank will promptly notify the Administrative Agent of the L/C Disbursement and the Administrative Agent will promptly notify each Lender of such L/C Disbursement and its Revolving Loan Specified Percentage thereof. Each Lender shall pay by wire transfer of immediately available funds to the Administrative Agent not later than 2:00 p.m., Dallas, Texas time, on such date (or, if such Lender shall have received such notice later than 12:00
(noon), Dallas, Texas time, on any day, not later than 10:00 a.m., Dallas, Texas time, on the immediately following Business Day), an amount equal to such Lender's Revolving Loan Specified Percentage of such L/C Disbursement (it being understood that such amount shall be deemed to constitute an ABR Loan of such Lender and such payment shall be deemed to have reduced the L/C Exposure), and the Administrative Agent will promptly pay to the Issuing Bank amounts so received by it from the Lenders. The Administrative Agent will promptly pay to the Issuing Bank any amounts received by it from the Borrower pursuant to
Section 2.20(e) hereof prior to the time that any Lender makes any payment pursuant to this paragraph (f); any such amounts received by the Administrative Agent thereafter will be promptly remitted by the Administrative Agent to the Lenders that shall have made such payments and to the Issuing Bank, as their interests may appear. If any Lender shall not have made its Revolving Loan Specified Percentage of such L/C Disbursement available to the Administrative Agent as provided above, such Lender and the Borrower severally agree to pay interest on such amount, for each day from and including the date such amount is required to be paid in accordance with this paragraph to but excluding the date such amount is paid, to the Administrative Agent at (i) in the case of the Borrower, a rate per annum equal to the interest rate applicable to ABR Loans pursuant to Section 2.06 hereof, and (ii) in the case of such Lender, for the first such day, the Federal Funds Effective Rate, and for each day thereafter, the Alternate Base Rate.

    SECTION 2.03. BORROWING PROCEDURE. After the Closing Date, in order to request a Borrowing under the Revolving Loans (other than a deemed Borrowing pursuant to Section 2.02(g) hereof, as to which this Section 2.03 shall not apply), the Borrower shall hand deliver or telecopy to the Administrative Agent a duly completed Borrowing Request (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., Dallas, Texas time, three Business Days before a proposed Borrowing under the Revolving Loans, and (b) in the case of an ABR Borrowing, not later than 10:00 a.m., Dallas, Texas on the date (which shall be a Business Day) of a proposed Borrowing under the Revolving Loans. Each Borrowing Request shall be irrevocable, shall be signed by or on behalf of the Borrower and shall specify the following information: (i) whether the Borrowing under the Revolving Loans then being requested is to be a Eurodollar Borrowing or an ABR Borrowing (it being understood that the Borrowing under the Revolving Loans on the Closing Date shall be an ABR Borrowing); (ii) the date of such Borrowing under the Revolving Loans (which shall be a Business Day); (iii) the number and location of the account to which funds are to be disbursed (which shall be an account that complies with the requirements of Section 2.02(c)) hereof; (iv) the amount of such Borrowing under the Revolving Loans; and (v) if such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto. If no election as to the Type of Borrowing under the Revolving Loans is specified in any such notice, then the requested Borrowing under the Revolving Loans shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.
The Administrative Agent shall promptly advise the Lenders of any notice given pursuant to this Section 2.03 hereof (and the contents thereof), and of each Lender's portion of the requested Borrowing under the Revolving Loans.

    SECTION 2.04.  EVIDENCE OF DEBT; REPAYMENT OF LOANS.

    (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan on the Maturity Date.

    (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid such Lender from time to time under this Agreement.

    (c) The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

    (d) The entries made in the accounts maintained pursuant to paragraphs (b) and (c) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms.

    (e) As evidence of the Loans hereunder, on the Closing Date the Borrower shall deliver to each Lender one promissory note evidencing its Applicable Specified Percentage of each of the Loans made hereunder. Each such promissory note will evidence each Lenders' Applicable Specified Percentage of (i) the Revolving Loan and L/C Exposure, and (ii) the Term Loan.

    (f) Notwithstanding anything in this Agreement or in any of the other Loan Papers to the contrary, and in addition to the required payments set forth in this Section 2.04 and Section 2.09 below, all Borrowings under the Term Loan and all remaining outstanding portions of the Obligation shall be due and payable on the Maturity Date.

    (g) Notwithstanding anything in this Agreement or in any of the other Loan Papers to the contrary, to the extent any such repayments are not otherwise designated, any such repayment shall be first applied to ABR Borrowings and then to repay Eurodollar Borrowings with respect to the repayment of any Loans.

    SECTION 2.05.  FEES.

    (a) The Borrower agrees to pay to each Lender, through the Administrative Agent, such Facility Fees as are set forth in any Fee Letters (the "FACILITY FEES") in accordance with such terms set forth in the Fee Letters.

    (b) The Borrower agrees to pay to the Administrative Agent, for its own account, the administrative fees set forth in its Fee Letter at the times and in the amounts specified therein (the "ADMINISTRATIVE AGENT FEES").

    (c) The Borrower agrees to pay (i) to each Lender, through the Administrative Agent, on the last day of March, June, September and December of each year and on the date on which the Commitment of such Lender shall be terminated as provided herein, a fee (an "L/C PARTICIPATION FEE") calculated on such Lender's Revolving Loan Specified Percentage of the average daily aggregate L/C Exposure (excluding the portion thereof attributable to unreimbursed L/C Disbursements) during the preceding quarter (or shorter period commencing with the date


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

hereof or ending with the Maturity Date or the date on which all Letters of Credit have been canceled or have expired and the Commitments of all Lenders shall have been terminated) at a rate equal to the Applicable Percentage from time to time used to determine the interest rate on Borrowings comprised of Eurodollar Loans pursuant to Section 2.06 hereof, and (ii) to the Issuing Bank with respect to each Letter of Credit the standard fronting, issuance and drawing fees specified from time to time by the Issuing Bank (the "ISSUING BANK FEES"). Subject to Section 9.09 hereof and Applicable Law, all L/C Participation Fees and Issuing Bank Fees shall be computed on the basis of the actual number of days elapsed in a year of 365 or 366 days, as applicable.

    (d) Subject to Section 9.09 hereof, the Borrower agrees to pay to each Lender, through the Administrative Agent, on the last day of March, June, September and December of each year and on the date on which the Commitment of such Lender shall be terminated as provided herein, the Borrower shall pay to the Administrative Agent for the account of Lenders commitment fees (the "COMMITMENT FEES") equal to the sum of (i) on the average daily amount of the excess, if any, of (A) the lesser of (I) the Total Commitment or (II) the difference between the Borrowing Base minus the aggregate outstanding amount of the Term Loan, over (B) the Total Exposure, at the per annum rate of .50%, plus
(ii) to the extent the difference between the Borrowing Base minus the aggregate outstanding amount under the Term Loan is less than the Total Commitment, the average daily amount of the excess, of (A) the Total Commitment over (B) the difference between the Borrowing Base minus the aggregate outstanding amount under the Term Loan, at the per annum rate of .25%, commencing with the first such date after the Closing Date, and continuing until the Commitment has been reduced to zero or terminated. Notwithstanding anything in this Agreement to the contrary, in each determination of the Borrowing Base and the Total Commitment in connection with this Section 2.05(d), the amount of any completion Guarantee deducted from the Borrowing Base and the Total Commitment in accordance with the definition of each such term shall be added back to the Borrowing Base and the Total Commitment, respectively. Subject to Section 9.09 hereof and Applicable Law, all Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 365 or 366 days, as applicable.

    (e) All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders, except that the Issuing Bank Fees shall be paid directly to the Issuing Bank. Once paid, none of the Fees shall be refundable, except in accordance with the provisions of Section 9.09 hereof.

    SECTION 2.06.  INTEREST ON LOANS.

    (a) Subject to the provisions of Section 2.07 hereof, the Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when the Alternate Base Rate is determined by reference to the Prime Rate and over a year of 360 days at all other times) at a rate per annum equal to the Alternate Base Rate. If the amount of interest payable in respect of any interest computation period is limited to the Highest Lawful Rate in accordance with the definition of Alternate Base Rate, and the amount of interest payable in respect of any subsequent interest computation period would be less than the Maximum Amount, then the amount of interest payable in respect of such subsequent interest computation period shall be automatically increased to the Maximum Amount; PROVIDED that at no time shall the aggregate amount by which interest paid has been increased pursuant to this sentence exceed the aggregate amount by which interest has been reduced had the Alternate Base Rate not been limited to the Highest Lawful Rate.

    (b) Subject to the provisions of Section 2.07 hereof, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing.

    (c) Interest on each Loan shall be payable on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement. The applicable Alternate Base Rate or Adjusted LIBO Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

    SECTION 2.07. DEFAULT INTEREST. Notwithstanding any other provision of this Agreement and the other Loan Papers except Section 9.09 hereof to the contrary, if there shall exist any Event of Default hereunder, the Borrower shall pay interest on the Obligations to but excluding the date of actual payment (after as well as before judgment) at a rate per annum equal to the lesser of (a) the Highest Lawful Rate and (b) a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when determined by reference to the Prime Rate and over a year of 360 days at all other times) equal to the sum of the Alternate Base Rate plus 1.00%.

    SECTION 2.08. ALTERNATE RATE OF INTEREST. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Administrative Agent shall have determined that dollar deposits in the principal amounts of the Loans comprising such Borrowing are not generally available in the London interbank market, or that the rates at which such dollar deposits are being offered will not adequately and fairly reflect the cost to the Required Lenders of making or maintaining Eurodollar Loans during such Interest Period, or that reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give written or telecopy notice of such determination to the Borrower and the Lenders. In the event of any such determination, until the Administrative Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, any request by the Borrower for a Eurodollar Borrowing pursuant to
Section 2.03 hereof shall be deemed to be a request for an ABR Borrowing. Each determination by the Administrative Agent hereunder shall be conclusive absent manifest error.

    SECTION 2.09. TERMINATION AND REDUCTION OF COMMITMENTS; TERMINATION OF THE TERM LOAN; EXTENSION OF MATURITY DATE.

    (a) The Commitments and the L/C Commitment shall automatically terminate on the Maturity Date and the Term Loan shall mature on the Maturity Date (and the same may be extended pursuant to paragraph (e) of this Section).

    (b) (i) Upon at least three Business Days' prior irrevocable written or telecopy notice to the Administrative Agent (specifying the Commitments to be terminated or reduced and the amount of reduction), the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Commitments; PROVIDED, HOWEVER, that (A) each partial reduction of the Commitments shall be in an integral multiple of $1,000,000 and in a minimum amount of $5,000,000 and (B) the Total Commitment shall not be reduced to an amount that is less than the Total Exposure. (ii) If (A) Borrower or any Subsidiary receives net proceeds in excess of $50,000,000 from the Subordinated Indebtedness contemplated by Section 2.09(e) hereof, (B) any Lender declines to accept a partial prepayment under the Term Loan pursuant to Section 2.11(b) hereof, or (C) any payments are received pursuant to Section 2.15(b) hereof, then the Commitments shall be reduced by the amount of the excess Subordinated Indebtedness, the amount of the declined partial payment under the Term Loan, or the amount of such payment received under Section 2.15(b) hereof respectively.

    (c) If, as a result of a reduction described in paragraph (b) above, the Total Exposure exceeds the Total Commitments, then the Borrower shall, on the date of such reduction, repay Loans in accordance with this Agreement in an aggregate principal amount sufficient to eliminate such excess.

    (d) Each reduction in the Commitments hereunder shall be made ratably among the Lenders in accordance with their respective Commitments. The Borrower shall pay, to the Administrative Agent for the account of the applicable Lenders, on the date of each termination or reduction, the Commitment Fees on the amount of the Commitments so terminated or reduced accrued to but excluding the date of such termination or reduction.

    (e) The Borrower may, by giving written notice to the Administrative Agent (which shall promptly deliver a copy to each of the Lenders) not fewer than 15 days prior to the then current Maturity Date (the "EXISTING MATURITY DATE"), extend the Maturity Date to the date that occurs 364 days after the Existing Maturity Date (or if such 364th day is not a Business Day, the immediately preceding Business Day); PROVIDED, HOWEVER, that the Borrower may effect only two extensions pursuant to this Section 2.09(e) hereof; PROVIDED, FURTHER, HOWEVER, that the Maturity Date may not be extended to any date after October 9, 1997 unless prior thereto the Borrower has received not less than $50,000,000 in proceeds from Subordinated Indebtedness, subordinated to Lenders and incorporating the subordination concepts specified on EXHIBIT F hereto and Borrower has used such proceeds to prepay existing Borrowings under this Agreement. Notwithstanding the foregoing, the extension of the Existing Maturity Date shall not be effective with respect to any Lender unless (i) no Default or Event of Default shall have occurred and be continuing on both the date of the notice requesting such extension and on the Existing Maturity Date and (ii) each of the representations and warranties set forth in Article III hereof (including, without limitation, those set forth in Section 3.06 hereof and Section 3.09 hereof) shall be true and correct in all material respects on and as of each of the date of the notice requesting such extension and the Existing Maturity Date with the same force and effect as if made on and as of each such date, except to the extent such representations and warranties expressly relate to an earlier date.

    SECTION 2.10.  CONVERSION AND CONTINUATION OF BORROWINGS.

    (a) The Borrower shall have the right at any time upon prior irrevocable notice to the Administrative Agent (x) not later than 12:00 (noon), Dallas, Texas time, one Business Day prior to conversion, to convert any Eurodollar Borrowing into an ABR Borrowing, (y) not later than 10:00 a.m., Dallas, Texas time, three Business Days prior to conversion or continuation, to convert any ABR Borrowing into a Eurodollar Borrowing or to continue any Eurodollar Borrowing as a Eurodollar Borrowing for an additional Interest Period, and (z) not later than 10:00 a.m., Dallas, Texas time, three Business Days prior to conversion, to convert the Interest Period with respect to any Eurodollar Borrowing to another permissible Interest Period, subject in each case to the following:

         (i) each conversion or continuation shall be made pro rata among the Lenders in accordance with the Applicable Specified Percentage of the Loans comprising the converted or continued Borrowing;

         (ii) if less than all the outstanding principal amount of any Borrowing shall be converted or continued, then each resulting Borrowing shall satisfy the limitations specified in Sections 2.02 and 2.08(b) hereof regarding the principal amount and maximum number of Borrowings of the relevant Type;

         (iii) each conversion shall be effected by each Lender and the Administrative Agent by recording for the account of such Lender the new Loan of such Lender resulting from such conversion and reducing the Loan (or portion thereof) of such Lender being converted by an equivalent principal amount; accrued interest on any Eurodollar Loan (or portion thereof) being converted shall be paid by the Borrower at the time of conversion;

         (iv) if any Eurodollar Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the Borrower shall pay, upon demand, any amounts due to the Lenders pursuant to Section 2.14 hereof;

         (v) any portion of a Borrowing maturing or required to be repaid in less than one month may not be converted into or continued as a Eurodollar Borrowing;

         (vi) any portion of a Eurodollar Borrowing that cannot be converted into or continued as a Eurodollar Borrowing by reason of the immediately preceding clause shall be automatically converted at the end of the Interest Period in effect for such Borrowing into an ABR Borrowing; and

         (vii) after the occurrence and during the continuance of a Default or an Event of Default, no outstanding Loan may be converted into, or continued for an additional interest period as, a Eurodollar Loan.

    (b) Each notice pursuant to this Section 2.10 shall be irrevocable and shall refer to this Agreement and specify (i) whether the notice related to the Term Loan or the Revolving Loans and the identity and amount of the Borrowing that the Borrower requests be converted or continued, (ii) whether such Borrowing is to be converted to or continued as a Eurodollar Borrowing or an ABR Borrowing, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (iv) if such Borrowing is to be converted to or continued as a Eurodollar Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Borrowing, the Borrower shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall advise the Lenders of any notice given pursuant to this Section 2.10 and of each Lender's portion of any converted or continued Borrowing. If the Borrower shall not have given notice in accordance with this Section 2.10 to continue any Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.10 to convert such Borrowing), such Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be continued into a new Interest Period as an ABR Borrowing.

    SECTION 2.11.  PREPAYMENT.

    (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon at least two Business Days' prior written or telecopy notice (or telephone notice promptly confirmed by written or telecopy notice) to the Administrative Agent before 11:00 a.m., Dallas, Texas time; provided, however, that each partial prepayment shall be in an amount that is an integral multiple of $1,000,000 and not less than $3,000,000.

    (b) Subject to the limitations contained in this Section 2.11(b), the Borrower may from time to time prepay Borrowings outstanding under the Term Loan, in whole or in part, but not in any amount less than $3,000,000 and in an integral multiple of $1,000,000, without premium or penalty except as provided in Section 2.14 below, upon notice to the Administrative Agent (if telephone notice promptly confirmed by written or telecopy notice) not later than 11:00 a.m., Dallas, Texas time two Business Days' prior to such prepayment. Any Lender having a Term Loan Specified Percentage in excess of zero may, at its option in writing to the Administrative Agent, decline partial prepayments on its portion of the Term Loan. In the event that any Lender having a Term Loan Specified Percentage in excess of zero declines a partial prepayment on its portion of the Term Loan, the Commitment shall be automatically and permanently reduced by an amount equal to any amount which the Borrower would have prepaid the Term Loan in accordance with Section 2.11(b) hereof but was declined for prepayment by such Term Loan Lender; provided that, to the extent any such voluntary prepayment was made from the ordinary course of business operating cash flow of the Borrower and its Subsidiaries, any prepayment declined by any Term Loan Lender shall be applied to repay the Revolving Loans, but shall not reduce the Commitment.

    (c)  In the event of any termination of the Commitments and/or the Term
Loan maturity, the Borrower shall repay or prepay all its outstanding Borrowings (and irrevocably cash collateralize the L/C Exposure in the manner contemplated by Section 2.20(j) hereof) on the date of such termination. In the event of any partial reduction of the Commitments, then (i) at or prior to the effective date of such reduction or termination, the Administrative Agent shall notify the Borrower and the Lenders of the aggregate amount of outstanding Revolving Loans or Total Exposure, as the case may be, after giving effect thereto and (ii) if the sum of the aggregate amount of outstanding Revolving Loans or Total Exposure, as the case may be, at the time would exceed the lesser of the Total Commitments and the difference between the Borrowing Base minus the aggregate outstanding balance of the Term Loan, after giving effect to such reduction or termination, then the Borrower shall, on the date of such reduction or termination, repay or prepay Borrowings in an amount sufficient to eliminate such excess.

    (d) Whenever and on each occasion that the Total Exposure exceeds the lesser of (i) the Total Commitments and (ii) the Borrowing Base minus the aggregate outstandings under the Term Loan, the Borrower will immediately prepay the Revolving Loans by the amount necessary to reduce the Total Exposure to an amount less than or equal to the lesser of (i) the Total Commitments and (ii) the Borrowing Base minus the aggregate outstandings under the Term Loan.

    (e) In the event the amount of any prepayment required to be made above shall exceed the aggregate principal amount of the applicable outstanding ABR Loans (the amount of any such excess being called the "ESCROW AMOUNT"), the Borrower shall have the right, in lieu of making such prepayment in full, to prepay all the outstanding applicable ABR Loans and to deposit an amount equal to the Escrow Amount with the Administrative Agent in a cash collateral account maintained by and in the sole dominion and control of the Administrative Agent. Any amounts so deposited shall be held by the Administrative Agent as collateral for the Obligations and applied to the prepayment of outstanding Eurodollar Loans at the end of the current Interest Periods applicable thereto. On any Business Day on which (x) collected amounts remain on deposit in or to the credit of such cash collateral account after giving effect to the payments made on such day and (y) the Borrower shall have delivered to the Administrative Agent a written request or telephonic request (which shall be promptly confirmed in writing) that such remaining collected amounts be invested in the Permitted Investments specified in such request, the Administrative Agent shall use its reasonable efforts to invest such remaining collected amounts in such Permitted Investments; PROVIDED, HOWEVER, that the Administrative Agent shall have continuous dominion and full control over any such investments (and over any interest that accrues thereon) to the same extent that it has dominion and control over such cash collateral account and no Permitted Investment shall mature after the end of the Interest Period for which it is to be applied. The Borrower shall NOT have the right to withdraw any amount from such cash collateral account until such Eurodollar Loans and accrued interest thereon are paid in full or if a Default or Event of Default then exists or would result.

    (f) Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Borrowing by the amount stated therein on the date stated therein. All prepayments under this Section
2.11 shall be subject to Section 2.14 hereof but otherwise without premium or penalty. All prepayments under this Section 2.11 shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment.

    SECTION 2.12.  RESERVE REQUIREMENTS; CHANGE IN CIRCUMSTANCES.

    (a) Notwithstanding any other provision of this Agreement, if after the date of this Agreement any change in any Law or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of Law) shall change the basis of taxation of payments to any Lender or the Issuing Bank of the principal of or interest on any Eurodollar Loan made by such Lender or any Fees or other amounts payable hereunder (other than changes in respect of taxes imposed on the overall net income (including without limitation franchise taxes on net income, branch profit taxes and alternate minimum income taxes) of such Lender or the Issuing Bank by the jurisdiction in which such Lender or the Issuing Bank is incorporated or has its principal office or by any political subdivision or taxing authority therein), or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender or the Issuing Bank (except any such reserve requirement which is reflected in the Adjusted LIBO Rate) or shall impose on such Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein, and the result of any of the foregoing shall be to increase the cost to such Lender or the Issuing Bank of making or maintaining any Eurodollar Loan or increase the cost to any Lender of issuing or maintaining any Letter of Credit or purchasing or maintaining a participation therein or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder whether of principal, interest or otherwise, by an amount deemed by such Lender or the Issuing Bank to be material, then the Borrower will pay to such Lender or the Issuing Bank, as the case may be, upon demand such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

    (b) If any Lender or the Issuing Bank shall have determined that the adoption after the date hereof of any Law, agreement or guideline regarding capital adequacy, or any change after the date hereof in any such Law, agreement or guideline (regardless of whether the change in such Law, agreement or guideline has been adopted) or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender (or any lending office of such Lender) or the Issuing Bank or any Lender's or the Issuing Bank's holding company with any request or directive regarding capital adequacy (whether or not having the force of Law) of any Governmental Authority has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made or participations in Letters of Credit purchased by such Lender pursuant hereto or the Letters of Credit issued by the Issuing Bank pursuant hereto to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such applicability, adoption, change or compliance (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy) by an amount deemed by such Lender or the Issuing Bank to be material, then from time to time the Borrower shall pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

    (c) A certificate of a Lender or the Issuing Bank setting forth in reasonable detail the basis for computation of the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as applicable, as specified in paragraph (a) or (b) above shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same.

    (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation; provided, however, that in no event shall the Borrower be obligated to make any payment under this Section 2.12 in respect of increased costs incurred prior to the period commencing 90 days prior to the date on which demand for compensation in respect of such increased costs is first made. In addition, the Borrower shall not incur liability for additional amounts with respect to changes in the basis of taxation described above for periods of time before such Lender or Issuing Bank becomes aware of the change in such basis except in the case of any retroactive application of such a change. The protection of this Section shall be available to each Lender and the Issuing Bank regardless of any possible contention of the invalidity or inapplicability or the Law, agreement, guideline or other change or condition that shall have occurred or been imposed.

    SECTION 2.13.  CHANGE IN LEGALITY.

    (a) Notwithstanding any other provision of this Agreement, if, after the date hereof, any change in any Law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any

Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrower and to the Administrative Agent:

         (i) such Lender may declare that Eurodollar Loans will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional Interest Periods and ABR Loans will not thereafter (for such duration) be converted into Eurodollar Loans), whereupon any request for a Eurodollar Borrowing (or to convert an ABR Borrowing to a Eurodollar Borrowing or to continue a Eurodollar Borrowing for an additional interest Period) shall, as to such Lender only, be deemed a request for an ABR Loan (or a request to continue an ABR Loan as such for an additional Interest Period or to convert a Eurodollar Loan into an ABR Loan, as the case may be), unless such declaration shall be subsequently withdrawn; and

         (ii) such Lender may require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below.

In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

    (b) For purposes of this Section 2.13, a notice to the Borrower by any Lender shall be effective as to each Eurodollar Loan made by such Lender, if lawful, on the last day of the Interest Period currently applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.

    SECTION 2.14. INDEMNITY. The Borrower shall indemnify each Lender against any loss or expense that such Lender may sustain or incur as a consequence of
(a) any event, other than a default by such Lender in the performance of its obligations hereunder, which results in (i) such Lender receiving or being deemed to receive any amount on account of the principal of any Eurodollar Loan prior to the end of the Interest Period in effect therefor, (ii) the conversion of any Eurodollar Loan to an ABR Loan, or the conversion of the Interest Period with respect to any Eurodollar Loan, in each case other than on the last day of the Interest Period in effect therefor, or (iii) any Eurodollar Loan to be made by such Lender (including any Eurodollar Loan to be made pursuant to a conversion or continuation under Section 2.10 hereof) not being made after notice of such Loan shall have been given by the Borrower hereunder for any reason other than default by a Lender (any of the events referred to in this clause (a) being called a "BREAKAGE EVENT") or (b) any default in the making of any payment or prepayment required to be made hereunder. In the case of any Breakage Event, such loss shall include an amount equal to the excess, as reasonably determined by such Lender, of (i) its cost of obtaining funds for the Eurodollar Loan that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or that would have been in effect) for such Loan over (ii) the amount of interest likely to be realized by such Lender in redeploying the funds released or not utilized by reason of such Breakage Event for such period. A certificate of any such Lender shall be delivered to the Borrower and shall be conclusive absent manifest error, so long as such certificate sets forth in reasonable detail any amount or amounts which such Lender is entitled to receive pursuant to this Section 2.14 and the basis of computation of the amount or amounts necessary to compensate such Lender.

    SECTION 2.15. SHARING OF PAYMENTS. Except as required under Section 2.13 hereof and notwithstanding anything in this Agreement to the contrary, all payments received by the Administrative Agent from the Borrower shall be applied as follows:

    (a) So long as there then exists no Event of Default or the Commitments or Term Loan have not been terminated, the Administrative Agent shall apply all such payments as between the Revolving Loans and the Term Loan as directed by the Borrower (unless prepayment of the Term Loan has been declined by any Lender in accordance with the terms of Section 2.11(b) hereof) and, in the absence of any direction by the Borrower, first to any amounts due and payable under the Revolving Loans and then amounts due under the Term Loan, in each case in each Lender's Applicable Specified Percentage.

    (b) If there then exists an Event of Default or the Commitments and Term Loan have been terminated, notwithstanding any direction by the Borrower, the Administrative Agent shall apply all such payments received by it from the Borrower to reduce the Revolving Loans and the Term Loan ratably in accordance with each Lender's Total Specified Percentage.

    SECTION 2.16. SHARING OF SETOFFS. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any Debtor Relief Law or other similar Law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loan or Loans or L/C Disbursement as a result of which the unpaid principal portion of its Revolving Loans and participations in L/C Disbursements or Term Loan shall be proportionately less than the unpaid principal portion of the Revolving Loans and participations in L/C Disbursements or Term Loan of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Revolving Loans and L/C Exposure or Term Loan of such other Lender, so that the aggregate unpaid principal amount of the Revolving Loans and L/C Exposure or Term Loan and participations in Revolving Loans and L/C Exposure or Term Loan held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Revolving Loans and L/C Exposure or Term Loan then outstanding as the principal amount of its Revolving Loans and L/C Exposure or Term Loan prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all Revolving Loans and L/C Exposure or Term Loan outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.16 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Revolving Loan, L/C Disbursement or Term Loan deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender by reason thereof as fully as if such Lender had made a Loan directly to the Borrower in the amount of such participation.

    SECTION 2.17.  PAYMENTS.

    (a) The Borrower shall make each payment (including principal of or interest on any Borrowing or any L/C Disbursement or any Fees or other amounts) hereunder not later than 12:00 (noon), Dallas, Texas time, on the date when due in immediately available dollars, without setoff, defense or counterclaim. Each such payment (other than Issuing Bank Fees, which shall be paid directly to the Issuing Bank,) shall be made to the Administrative Agent at its offices at 901 Main, 64th Floor, Dallas, Texas 75202.

    (b) Whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

    SECTION 2.18.  TAXES.

    (a) Any and all payments by the Borrower hereunder shall be made, in accordance with Section 2.17 hereof, free and clear of and without deduction for any and all current or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto EXCLUDING (i) income taxes imposed on the net income (including without limitation, branch profit taxes and alternative minimum income taxes of the Administrative Agent, any Lender or the Issuing Bank (or any transferee or assignee thereof, including a participation holder (any such entity a "TRANSFEREE")), (ii) franchise taxes imposed on the net income of the Administrative Agent, any Lender or the Issuing Bank (or Transferee), in each case by the jurisdiction under the Laws of which the Administrative Agent, such Lender or the Issuing Bank (or Transferee) is organized or any political subdivision thereof or by the jurisdiction in which the applicable lending or issuing office of the Administrative Agent, such Lender, or the Issuing Bank (or Transferee) is located or any political subdivision thereof (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities, collectively or individually, being called

"TAXES"). If the Borrower shall be required to deduct any Taxes from or in respect of any sum payable hereunder to the Administrative Agent, any Lender or the Issuing Bank (or and Transferee), (i) the sum payable shall be increased by the amount (an "ADDITIONAL AMOUNT") necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.18) the Administrative Agent, such Lender or the Issuing Bank or Transferee), as the case may be, shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with Applicable Law.

    (b) In addition, the Borrower agrees to pay to the relevant Governmental Authority in accordance with Applicable Law any current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from and payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement ("OTHER TAXES").

    (c) The Borrower will indemnify the Administrative Agent, each Lender and the Issuing Bank (or Transferee) for the full amount of Taxes and Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank (or Transferee), as the case may be, and any liability, (including penalties, interest and expenses (including reasonable attorney's fees and expenses)) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability prepared by the Administrative Agent, a Lender or the Issuing Bank (or Transferee), or the Administrative Agent on its behalf, absent manifest error, shall be final, conclusive and binding for all purposes. Such indemnification shall be made within 30 days after the date the Administrative Agent, any Lender or the Issuing Bank (or Transferee), as the case may be, makes written demand therefor.

    (d) If the Administrative Agent, a Lender or the Issuing Bank (or Transferee) receives a refund in respect of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.18, it shall within 30 days from the date of such receipt pay over to the Borrower (a) such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.18 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, such Lender or the Issuing Bank (or Transferee) and (b) interest paid by the relevant Governmental Authority with respect to such refund; PROVIDED, HOWEVER, that the Borrower, upon the request of the Administrative Agent, such Lender or the Issuing Bank (or Transferee), shall repay the amount paid over to the Borrower (plus penalties, interest or other charges) to the Administrative Agent, such Lender or the Issuing Bank (or Transferee) in the event the Administrative Agent, such Lender or the Issuing Bank (or Transferee) is required to repay such refunds to such Governmental Authority. If the Borrower determines in good faith that a reasonable basis exists for contesting any Tax or Other Tax, the Administrative Agent, the Lender, Issuing Bank or Transferee, as applicable, shall cooperate with the Borrower in challenging such Tax or Other Tax at the Borrower's expense if requested by the Borrower (it being understood and agreed that the Administrative Agent, the Lender, Issuing Bank or Transferee, as applicable, shall have no obligation to contest or responsibility for contesting such Tax or Other Tax).

    (e) As soon as practicable after the date of any payment of Taxes or Other Taxes by the Borrower to the relevant Governmental Authority, the Borrower will deliver to the Administrative Agent, at its address referred to in Section 9.01 hereof, the original or a certified copy of any receipt actually issued by such Governmental Authority evidencing payment thereof.

    (f) Each Lender (or Transferee) that is organized under the Laws of a jurisdiction other than the United States, any State thereof or the District of Columbia (a "NON-U.S. LENDER") shall deliver to the Borrower and the Administrative Agent two copies of either United States Internal Revenue Service Form 1001 or Form 4224, or, in the case of a Non-U.S. Lender claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8, or any subsequent versions thereof or successors thereto (and, if such Non-U.S. Lender delivers a Form W-8, a certificate containing representations regarding the status of such Non-U.S. Lender as not being a bank for purposes of Section 881(c) of the Code, as not being a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and as not being a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or reduced rate of, U.S. Federal withholding tax on payments by the Borrower under this Agreement. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of a Transferee that is a participation holder, on or before the date such participation holder becomes a Transferee hereunder) and on or before the date, if any, such Non-U.S. Lender changes its applicable lending office by designating a different lending office (a "NEW LENDING OFFICE"). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U S. Lender. Notwithstanding any other provision of this Section 2.18(f), a Non-U.S. Lender shall not be required to deliver any form pursuant to this
Section 2.18(f) that such Non-U.S. Lender is not legally able to deliver.

    (g) The Borrower shall not be required to indemnify any Non-U.S. Lender or to pay any additional amounts to any Non-U.S. Lender, in respect of United States Federal withholding tax pursuant to paragraph (a) or (c) above to the extent that (i) the obligation to withhold amounts with respect to United States Federal withholding tax existed on the date such Non-U.S. Lender became a party to this Agreement (or, in the case of a Transferee that is a participation holder, on the date such participation holder became a Transferee hereunder) or, with respect to payments to a New Lending Office, the date such Non-U.S. Lender designated such New Lending Office with respect to a Loan; provided, however, that this paragraph (g) shall not apply (x) to any Transferee or New Lending Office that becomes a Transferee or New Lending Office as a result of an assignment, participation, transfer or designation made at the request of the Borrower and

(y) to the extent the indemnity payment or additional amounts any Transferee, or any Lender (or Transferee), acting through a New Lending Office, would be entitled to receive (without regard to this paragraph (g)) do not exceed the indemnity payment or additional amounts that the Person making the assignment, participation or transfer to such Transferee, or the Lender (or Transferee) making the designation of such New Lending Office, would have been entitled to receive in the absence of such assignment, participation, transfer or designation or (ii) the obligation to pay such additional amounts would not have arisen but for a failure by such Non-U.S. Lender to comply with the provisions of paragraph (g) above.

    (h) Nothing contained in this Section 2.18 shall require any Lender or the Issuing Bank (or any Transferee) or the Administrative Agent to make available any of its tax returns (or any other information that it deems to be confidential or proprietary).

    (i) Each Bank represents that, to the best of its knowledge, it is not a party to any "conduit financing arrangement" as defined under applicable Treasury Regulations promulgated under the Code.

    (j) Any Non-U.S. Lender that could become completely exempt from withholding of any tax, assessment or other charge or levy imposed by or on behalf of the United States of America or any taxing authority thereof ("U.S. TAXES") in respect of payment of any obligations due to such Non-U.S. Lender under this Agreement ("LENDER OBLIGATIONS") if the Lender Obligations were in registered form for U.S. Federal income tax purposes may request the Borrower (through the Administrative Agent), and the Borrower agrees thereupon, to exchange any promissory note(s) evidencing such Lender Obligations for promissory note(s) registered as provided in subsection (k) below (each, a "REGISTERED NOTE"). Registered Notes may not be exchanged for promissory notes that are not Registered Notes.

    (k) From and after the time, if any, when any Lender requests a Registered Note, the Borrower shall maintain, or cause to be maintained, a register (the "REGISTER") on which it enters the name of the registered owner of the Lender Obligation(s) evidenced by each Registered Note. A Registered Note and the Lender Obligation(s) evidenced thereby may be assigned or otherwise transferred in whole or in part only by registration of such assignment or transfer of such Registered Note and the Lender Obligation(s) evidenced thereby on the Register (and each Registered Note shall expressly so provide). Any assignment or transfer of all or part of such Lender Obligation(s) and the Registered Note(s) evidencing the same shall be registered on the Register only upon surrender for registration of assignment or transfer of the Registered Note(s) evidencing such Lender Obligation(s), duly endorsed by (or accompanied by a written instrument of assignment or transfer duly executed by) the Registered Noteholder thereof, and thereupon one or more new Registered Note(s) in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s) pursuant to, in accordance with, and subject to the restrictions of, Section 9.04 hereof. Prior to the due presentment for registration of assignment or transfer of any Registered Note, the Borrower and the Administrative Agent shall treat the Person in whose name such Lender Obligation(s) and the Registered Note(s) evidencing the same is registered as the owner thereof for the purpose of receiving all payments thereon and for all other purposes, notwithstanding any notice to the contrary. The Register shall be available for inspection by the Administrative Agent and any Lender at any reasonable time upon reasonable prior notice.

    SECTION 2.19. ASSIGNMENT OF COMMITMENTS UNDER CERTAIN CIRCUMSTANCES; DUTY TO MITIGATE.

    (a) In the event (i) any Lender or the Issuing Bank delivers a certificate requesting compensation pursuant to Section 2.12 hereof, (ii) any Lender or the Issuing Bank delivers a notice described in Section 2.13 hereof or (iii) the Borrower is required to pay any additional amount to any Lender or the Issuing Bank or any Governmental Authority on account of any Lender or the Issuing Bank pursuant to Section 2.18 hereof, the Borrower may, at its sole expense and effort (including with respect to the processing and recordation fee referred to in Section 9.04(b) hereof), upon notice to such Lender or the Issuing Bank and the Administrative Agent, require such Lender or the Issuing Bank to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 9.04 hereof), all of its interests, rights and obligations under this Agreement to an assignee that shall assume such assigned obligations which assignee may be another Lender, if a Lender accepts such assignment); provided that (x) such assignment shall not conflict with any Law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, (v) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Commitment is being assigned, of the Issuing
Bank), which consent shall not unreasonably be withheld, and (z) the Borrower or such assignee shall have paid to the affected Lender or the Issuing Bank in immediately available funds an amount equal to the sum of the principal of and interest accrued to the date of such payment on the outstanding Loans and participations in L/C Disbursements of such Lender or the Issuing Bank plus all Fees and other amounts accrued for the account of such Lender or the Issuing Bank hereunder (including any amounts under Section 2.12 hereof and Section 2.14 hereof); provided further that, if prior to any such transfer and assignment the circumstances or event that resulted in such Lender's or the Issuing Bank's claim for compensation under Section 2.12 hereof or notice under Section 2.13 hereof or the amounts paid pursuant to Section 2.18 hereof, as the case may be, cease to cause such Lender or the Issuing Bank to suffer increased costs or reductions in amounts received or receivable or reduction in return on capital, or cease to have the consequences specified in Section 2.13, or cease to result in amounts being payable under Section 2.18 hereof, as the case may be, including as a result of any action taken by such Lender or the Issuing Bank pursuant to paragraph (b) below), or if such Lender or the Issuing Bank shall waive its right to claim further compensation under Section 2.12 hereof in respect of such circumstances or event or shall withdraw its notice under
Section 2.13 hereof or shall waive its right to further payments under Section
2.18 hereof in respect of such circumstances or event, as the case may be, then such Lender or the Issuing Bank shall not thereafter be required to make any such transfer and assignment hereunder.

    (b)  If (i) any Lender or the Issuing Bank shall request compensation under
Section 2.12 hereof, (ii) any Lender or the Issuing Bank delivers a notice described in Section 2.13 hereof or (iii) the Borrower is required to pay any additional amount to any Lender or the Issuing Bank or any Governmental Authority on account of any Lender or the Issuing Bank, pursuant to Section 2.18, then such Lender or the Issuing Bank shall use reasonable efforts (which shall not require such Lender or the Issuing Bank to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden deemed by it to be significant) (x) to file any certificate or document reasonably requested in writing by the Borrower or (y) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such filing or assignment would reduce its claims for compensation under Section 2.12 hereof or enable it to withdraw its notice pursuant to Section 2.13 hereof or would reduce accounts payable pursuant to Section 2.18 hereof, as the case may be, in the future. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or the Issuing Bank in connection with any such filing or assignment, delegation and transfer.

    SECTION 2.20.  LETTERS OF CREDIT.

    (a) GENERAL. The Borrower may request the issuance of a Letter of Credit, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, appropriately completed, for the account of the Borrower, at any time and from time to time while the Commitments remain in effect. This Section shall not be construed to impose an obligation upon the Issuing Bank to issue any Letter of Credit that is inconsistent with the terms and conditions of this Agreement.

    (b) NOTICE OF ISSUANCE, AMENDMENT, RENEWAL, EXTENSION; CERTAIN CONDITIONS. In order to request the issuance of a Letter of Credit (or to amend, renew or extend an existing Letter of Credit), the Borrower shall hand deliver or telecopy to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a completed Application and a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, the date of issuance, amendment, renewal or extension, the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) below), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare such Letter of Credit. In connection with a request for the issuance of a Letter of Credit, in the event of any inconsistency between the terms of any Application and the provisions of this Agreement, the provisions of this Agreement shall be controlling. A Letter of Credit shall be issued, amended, renewed or extended only if, and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that, after giving effect to such issuance, amendment, renewal or extension (A) the L/C Exposure shall not exceed $15,000,000 and (B) the sum of the Total Exposure shall not exceed the lesser of
(i) the Total Commitment and (ii) the difference between the Borrowing Base minus the aggregate outstandings under the Term Loan. The Issuing Bank shall not enter into any amendment of an outstanding Letter of Credit which has not been requested or approved in writing by the Borrower.

    (c) EXPIRATION DATE. Each Letter of Credit shall expire at the close of business on the earlier of the date one year after the date of the issuance of such Letter of Credit and the date that is five Business Days prior to the Maturity Date, unless such Letter of Credit (i) expires by its terms on an earlier date or (ii) has a one-year tenor and provides for the renewal thereof for additional one-year periods, so long as such periods referred to in this clause (ii) shall not in any event expire at a date later than the date that is five Business Days prior to the Maturity Date.

    (d) PARTICIPATIONS. By the issuance of a Letter of Credit and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each such Lender hereby acquires from the applicable Issuing Bank, a participation in such Letter of Credit equal to such Lender's Revolving Loan Specified Percentage of the aggregate amount available to bc drawn under such Letter of Credit, effective upon the issuance of such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender's Revolving Loan Specified Percentage of each L/C Disbursement made by the Issuing Bank and not reimbursed by the Borrower forthwith on the date due as provided in Section 2.02(f) hereof. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

    (e) REIMBURSEMENT. If the Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, the Borrower shall pay to the Administrative Agent an amount equal to such L/C Disbursement not later than two hours after the Borrower shall have received notice from the Issuing Bank that payment of such draft will be made, or, if the Borrower shall have received such notice later than 10:00 a.m., Dallas, Texas time, on any Business Day, not later than 10:00 a.m., Dallas, Texas time, on the immediately following Business Day.

    (f) OBLIGATIONS ABSOLUTE. The Borrower's obligations to reimburse L/C Disbursements as provided in paragraph (e) above shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever, and irrespective of:

         (i) any lack of validity or enforceability of any Letter of Credit or any other Loan Paper, or any term or provision therein;

         (ii) any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit or this Agreement;

         (iii) the existence of any claim, setoff, defense or other right that the Borrower, any other party guaranteeing, or otherwise obligated with, the Borrower, any Subsidiary of the Borrower, On Command Corp. or any of its Subsidiaries, or other Affiliate of any thereof or any other Person may at any time have against the beneficiary under any Letter of Credit, the Issuing Bank, the Administrative Agent or any Lender or any other Person, whether in connection with this Agreement or any other related or unrelated agreement or transaction;

         (iv) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

         (v) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; and

         (vi) any other act or omission to act or delay of any kind of the Issuing Bank, the Lenders, the Administrative Agent or any other Person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Borrower's obligations hereunder.

    The foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by Applicable Law) suffered by the Borrower that are caused by the Issuing Bank's gross negligence or wilful misconduct in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof; it is understood that the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under any Letter of Credit (i) the Issuing Bank's exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (ii) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute wilful misconduct or gross negligence of the Issuing Bank

    (g) DISBURSEMENT PROCEDURES. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall as promptly as possible give telephonic notification, confirmed by telecopy, to the Administrative Agent and the Borrower of such demand for payment and whether the Issuing Bank has made or will make an L/C Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such L/C Disbursement. The Administrative Agent shall promptly give each Lender notice thereof.

    (h) INTERIM INTEREST. If the Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, then, unless the Borrower shall reimburse such L/C Disbursement in full on such date, the unpaid amount thereof shall bear interest for the account of the Issuing Bank, for each day from and including the date of such L/C Disbursement, to but excluding the earlier of the date of payment by the Borrower or the date on which interest shall commence to accrue thereon as provided in Section 2.02(g) hereof, at the rate per annum that would apply to such amount if such amount were an ABR Loan.

    (i) RESIGNATION OR REMOVAL OF THE ISSUING BANK. The Issuing Bank may resign at any time by giving 90 days' prior written notice to the Administrative Agent, the Lenders and the Borrower, and may be removed at any time by the Borrower by notice to the Issuing Bank, the Administrative Agent and the Lenders. Subject to the next succeeding paragraph, upon the acceptance of any appointment as the Issuing Bank hereunder by a Lender that shall agree to serve as successor Issuing Bank, such successor shall succeed to and become vested with all the interests, rights and obligations of the retiring Issuing Bank and the retiring Issuing Bank shall be discharged from its obligations to issue additional Letters of Credit hereunder. At the time such removal or resignation shall become effective, the Borrower shall pay all accrued and unpaid fees pursuant to Section 2.05(c) hereof. The acceptance of any appointment as the Issuing Bank hereunder by a successor Lender shall be evidenced by an agreement entered into by such successor, in a form satisfactory to the Borrower and the Administrative Agent, and, from and after the effective date of such agreement,
(i) such successor Lender shall have all the rights and obligations of the previous Issuing Bank under this Agreement and (ii) references herein to the term Issuing Bank, shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the resignation or removal of the Issuing Bank hereunder, the retiring Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such resignation or removal, but shall not be required to issue additional Letters of Credit.

    (j) CASH COLLATERALIZATION. If any Event of Default shall occur and be continuing, the Borrower shall, on the Business Day it receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders holding participations in outstanding Letters of Credit representing greater than 50% of the aggregate undrawn amount of all outstanding Letters of Credit thereof and of the amount to be deposited, deposit in an account with the Administrative Agent, for the benefit of the Lenders, an amount in cash equal to the L/C Exposure as of such date. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account and, if so requested by the


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

Borrower, shall invest the deposits therein in Permitted Investments. Other than any interest earned on the investment of such deposits in Permitted Investments, which investments shall be made at the option and sole discretion of the Administrative Agent, such deposits shall not bear interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall (i) automatically be applied by the Administrative Agent to reimburse the Issuing Bank for L/C Disbursements for which it has not been reimbursed, (ii) be held for the satisfaction of the reimbursement obligations of the Borrower for the L/C Exposure at such time and (iii) if the maturity of the Loans has been accelerated (but subject to the consent of the Lenders holding participations in outstanding Letters of Credit representing greater than 50% of the aggregate undrawn amount of all outstanding Letters of Credit), be applied to satisfy other obligations of the Borrower under this Agreement.


                                     ARTICLE III

                            REPRESENTATIONS AND WARRANTIES

    The Borrower represents and warrants to the Administrative Agent, the Issuing Bank and each of the Lenders that:

    SECTION 3.01. ORGANIZATION; POWERS. The Borrower and each of its Subsidiaries (except as hereinafter provided) (a) is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect, and (d) has the corporate power and authority to execute, deliver and perform its obligations under this Agreement, the other Loan Papers, as appropriate, and each other agreement or instrument contemplated thereby to which it is or will be a party and to borrow hereunder. Denver Arena Company, LLC and Avalanche Sub are each limited liability companies duly organized pursuant to its Articles of Organization and the laws of the State of Colorado, validly existing and in good standing under the Laws of such State. Nuggets Sub is a limited partnership duly organized under the laws of the State of Delaware.

    SECTION 3.02. AUTHORIZATION. The execution, delivery and performance by the Borrower of this Agreement, the promissory notes, the borrowing by the Borrower hereunder, the granting by the Borrower and the other Obligors of all Liens securing the Obligations, and the execution of all Loan Papers (collectively, the "TRANSACTIONS") (a) have been duly authorized by all requisite partnership, membership, corporate and, if required, stockholder action, as applicable, and (b) will not (i) violate (A) any provision of Law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents, by-laws or organizational documents of the Borrower or any of its Subsidiaries, (B) any order of any

Governmental Authority or (C) any provision of any indenture, material agreement or other material instrument to which the Borrower or any Subsidiary of the Borrower or On Command Corp. or any of its Subsidiaries is a party or by which any of them or any of their property is or may be bound, provided that, for the first 90 days after the Closing Date, the Borrower may still be pursuing the consent of the NBA and the NHL, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture, agreement or other instrument or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Borrower or any Subsidiary of the Borrower or On Command Corp. or any of its Subsidiaries.

    SECTION 3.03. ENFORCEABILITY. This Agreement has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms. All other Loan Papers have been duly executed and delivered by the Borrower and each of the Obligors, as appropriate, and each constitutes the legal, valid and binding obligation of the Borrower and each Obligor, as appropriate, enforceable against the Borrower and each Obligor, as appropriate, in accordance with its terms.

    SECTION 3.04. GOVERNMENTAL APPROVALS. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions, except for such as have been made or obtained and are in full force and effect.

    SECTION 3.05. FINANCIAL STATEMENTS. The Borrower has heretofore furnished to the Lenders its consolidated balance sheets and statements of income and equity and cash flow (a) as of and for the fiscal year ended December 31, 1996, audited, and the Borrower shall deliver the opinion of Deloitte & Touche, LLP, independent public accountants, no later than April 3, 1997. Such financial statements present fairly the financial condition and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods. Such balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of the Borrower and its consolidated Subsidiaries as of the dates thereof. Such financial statements were prepared in accordance with GAAP applied on a consistent basis.

    SECTION 3.06. NO MATERIAL ADVERSE CHANGE. There has been no material adverse change in the business, assets, operations, financial condition, or material agreements of the Borrower, any of its Subsidiaries, On Command Corp. and any of its Subsidiaries, taken as a whole, since December 31, 1996.

    SECTION 3.07.  TITLE TO PROPERTIES; POSSESSION UNDER LEASES.

    (a) Each of the Borrower and its Subsidiaries has good and marketable title to, or valid leasehold interests in, all its material properties and assets, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes. All such material properties and assets are free and clear of Liens, other than Liens expressly permitted by Section 6.02 hereof.

    (b) Each of the Borrower and its Subsidiaries has complied with all material obligations under all material leases to which it is a party and all such leases are in full force and effect. Each of the Borrower and its Subsidiaries enjoys peaceful and undisturbed possession under all such material leases.

    (c) Each of the Borrower and its Subsidiaries owns or possesses, or could obtain ownership or possession of, on terms not materially adverse to it, all patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect thereto necessary for the present conduct of its business, without any known conflict with the rights of others, and free from any burdensome restrictions, except where such conflicts and restrictions could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

    SECTION 3.08. THE SUBSIDIARIES AND ON COMMAND CORP. SCHEDULE 3.08 hereto sets forth as of the date hereof a list of all Subsidiaries of the Borrower and On Command Corp. and its Subsidiaries, and the percentage ownership interest of the Borrower or On Command Corp., as the case may be, therein. As of the date hereof, the shares of Capital Stock or other ownership interests so indicated on
SCHEDULE 3.08 are fully paid and non-assessable and are owned by the Borrower, directly or indirectly, free and clear of all Liens.

    SECTION 3.09.  LITIGATION; COMPLIANCE WITH LAWS.

    (a) Except as set forth on SCHEDULE 3.09 hereof, there are not any actions, suits or proceedings at Law or in equity or by or before any Governmental Authority now pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary of the Borrower or On Command Corp. or any of its Subsidiaries, or any business, property or rights of any such Person, or the NBA or NHL or any of their related entities in which the Borrower or any Subsidiary of the Borrower owns any Capital Stock (i) that involve this Agreement or the Transactions or (ii) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

    (b) None of the Borrower or any of the Subsidiaries of the Borrower or On Command Corp. or any of its Subsidiaries, or any of their respective material properties or assets is in violation of, nor will the continued operation of their material properties and assets as currently conducted violate, any Law, or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, where such violation or default could reasonably be expected to result in a Material Adverse Effect.


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

    SECTION 3.10.  AGREEMENTS.

    (a) Neither the Borrower nor any of the Subsidiaries of the Borrower nor On Command Corp. nor any of its Subsidiaries is a party to any agreement or subject to any corporate restriction that, since December 31, 1996, has resulted or would reasonably be expected to result in a Material Adverse Effect, except as disclosed on SCHEDULE 3.10 hereof.

    (b) Neither the Borrower nor any of the Subsidiaries of the Borrower nor On Command Corp. nor any of its Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default could reasonably be expected to result in a Material Adverse Effect.

    SECTION 3.11.  FEDERAL RESERVE REGULATIONS.

    (a) Neither the Borrower nor any of the Subsidiaries of the Borrower is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

    (b) No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation
G, U or X.

    (c) No part of proceeds of any Loan or any Letter of Credit will enable Borrower to maintain, reduce, or retire indebtedness originally incurred to purchase a security that is currently Margin Stock.

    SECTION 3.12. INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT. Neither the Borrower nor any Subsidiary of the Borrower is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

    SECTION 3.13. USE OF PROCEEDS. The Borrower will use the proceeds of the Loans and will request the issuance of Letters of Credit (i) to refinance existing indebtedness and (ii) for general corporate purposes of the Borrower and its Subsidiaries.

    SECTION 3.14. TAX RETURNS. Each of the Borrower, its Subsidiaries, On Command Corp. and its Subsidiaries has filed or caused to be filed all Federal, state, and material local and foreign tax returns or materials required to have been filed by it and has paid or caused to be paid all taxes due and payable by it and all assessments received by it, except taxes that are being


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

contested in good faith by appropriate proceedings and for which the Borrower or On Command Corp. or such Subsidiary of the Borrower or On Command Corp., as applicable, shall have set aside on its books adequate reserves.

    SECTION 3.15. NO MATERIAL MISSTATEMENTS. None of (a) the S-4 Registration Statement (at the time it is declared effective under the Securities Act of 1933), or (b) any other written information, report, financial statement, exhibit or schedule prepared by the Borrower and furnished to the Administrative Agent or any Lender in connection with the negotiation of this Agreement and the other Loan Papers or in connection with any of the Corporate Restructuring transactions, or included herein or delivered pursuant hereto contained (in the case of subsection (a) above) and contained, contains or will contain (in the case of subsection (b) above) when furnished any material misstatement of fact or omitted, omits or will omit when furnished to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading.

    SECTION 3.16. EMPLOYEE BENEFIT PLANS. Each of the Borrower and its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in liability of the Borrower or any of its Subsidiaries or On Command Corp. or any of its Subsidiaries which would be material to the Borrower and its Subsidiaries on a consolidated basis.

    SECTION 3.17.  SOLVENCY.

    (a) Immediately after the consummation of the Transactions and the other transactions to occur on the Closing Date and immediately following the making of each Loan made and the issuance of each Letter of Credit issued and after giving effect to the application of the proceeds thereof, (i) the fair value of the assets of the Borrower and the Subsidiaries of the Borrower on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of the Borrower and the Subsidiaries of the Borrower on a consolidated basis; (ii) the present fair saleable value of the property of the Borrower and the Subsidiaries of the Borrower on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Borrower and the Subsidiaries of the Borrower on a consolidated basis on their debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) the Borrower and the Subsidiaries of the Borrower on a consolidated basis will be able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) the Borrower and the Subsidiaries of the Borrower on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Closing Date.

    (b) The Borrower does not intend to, and does not believe that it or any of its Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing and amounts of cash to be received by it or any such Subsidiary and the timing and amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.

    SECTION 3.18. INSURANCE. SCHEDULE 3.18 hereto sets forth a true, complete and correct description of all insurance maintained by or for the Borrower or for or by its Subsidiaries as of the date hereof and the Closing Date. As of each such date, such insurance is in full force and effect and all premiums have been duly paid. The Borrower and its Subsidiaries have insurance in such amounts and covering such risks and liabilities as are in accordance with normal industry practice.

    SECTION 3.19. LABOR MATTERS. As of the date hereof and the Closing Date, there are no strikes, lockouts or slowdowns against the Borrower or any Subsidiary of the Borrower pending or, to the knowledge of the Borrower, threatened which could reasonably be expected to have a Material Adverse Effect. The hours worked by and payments made to employees of the Borrower and the Subsidiaries of the Borrower have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign Law dealing with such matters. All payments due from the Borrower or any Subsidiary of the Borrower, or for which any claim may be made against the Borrower or any Subsidiary of the Borrower, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Borrower or such Subsidiary. The consummation of the Transactions to be consummated on or prior to the Closing Date will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Borrower or any Subsidiary of the Borrower is bound.

    SECTION 3.20.  ENVIRONMENTAL MATTERS.  Except as set forth in SCHEDULE
3.20:

    (a) The properties owned, operated or leased by the Borrower and the Subsidiaries of the Borrower (the "PROPERTIES") do not contain any Hazardous Materials in amounts or concentrations which (i) constitute, or constituted a violation of, or (ii) could reasonably be expected to give rise to liability under, Environmental Laws, which violations and liabilities, in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

    (b) All Environmental Permits have been obtained and are in effect with respect to the Properties and operations of the Borrower and the Subsidiaries of the Borrower, and the Properties and all operations of the Borrower and the Subsidiaries of the Borrower are in compliance, and in the last two years have been in compliance, with all Environmental Laws and all necessary Environmental Permits, except to the extent that such non-compliance or failure to obtain any necessary permits, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect;

    (c) Neither the Borrower nor any of the Subsidiaries of the Borrower has received any notice of an Environmental Claim in connection with the Properties or the operations of the Borrower or the Subsidiaries of the Borrower or with regard to any Person whose liabilities for environmental matters the Borrower or the Subsidiaries of the Borrower has retained or assumed, in whole or in part, contractually, which, in the aggregate, could reasonably be expected to result in a Material Adverse Effect, nor do the Borrower or the Subsidiaries of the Borrower have knowledge that any such notice will be received or is being threatened;

    (d) Hazardous Materials have not been transported from the Properties, nor have Hazardous Materials been generated, treated, stored or disposed of at, on or under any of the Properties in a manner that could reasonably be expected to give rise to liability under any Environmental Law, nor have the Borrower or the Subsidiaries of the Borrower retained or assumed any liability contractually, with respect to the generation, treatment, storage or disposal of Hazardous Materials, which transportation, generation, treatment, storage or disposal, or retained or assumed liabilities, in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

    SECTION 3.21.  OWNERSHIP OF THE FRANCHISES.

    (a) NBA FRANCHISE. Nuggets Sub is, on the Closing Date, the owner of, and have good and marketable title to, the NBA Franchise, and the NBA Franchise is in compliance with all of the rules and regulations of, and is in good standing with, the NBA, and all agreements related thereto. A true, correct and complete copy of the NBA Documents in effect on the Closing Date, together with any all amendments, supplements or other material agreements relating thereto have been delivered to the Administrative Agent.

    (b) NHL FRANCHISE. Avalanche Sub is, on the Closing Date, the owner of, and have good and marketable title to, the NHL Franchise, and the NHL Franchise is in compliance with all of the rules and regulations of, and is in good standing with, the NHL, and all agreements related thereto. A true, correct and complete copy of the NHL Documents in effect on the Closing Date, together with any all amendments, supplements or other material agreements relating thereto have been delivered to the Administrative Agent.

    SECTION 3.22. STRIKES. There are (a) no labor disputes or grievances pending against the NBA, the NHL, the Sports Subs, Nuggets Sub or Avalanche Sub, the Borrower or any Subsidiary of the Borrower, (b) no unfair labor practice charges or grievances pending or in process or, to the knowledge of the Borrower, threatened by or on behalf of any employee or group of employees of the NBA, the NHL, the Sports Subs, Nuggets Sub or Avalanche Sub, the Borrower or any Subsidiary of the Borrower, or (c) no written complaints received by Sports Subs, Nuggets Sub, Avalanche Sub, the Borrower or any other Subsidiary of the Borrower, or, to the knowledge of the Borrower, threatened, or, with respect to unresolved complaints, on file, with any tribunal alleging employment discrimination by the NBA, the NHL, the Borrower or any

Subsidiary of the Borrower, pursuant to the provisions of any collective bargaining agreement, which, in each case, could reasonably be expected to cause a Material Adverse Effect.

    SECTION 3.23. FILM INVENTORY. Film Inventory of the Borrower and its Subsidiaries on the Closing Date is set forth on SCHEDULE 3.23 hereto.

    SECTION 3.24. SURVIVAL OF REPRESENTATIONS AND WARRANTIES, ETC. All representations and warranties made under this Agreement and the other Loan Papers shall be deemed to be made at and as of the Closing Date and at and as of the date of each Revolving Loan, and each shall be true and correct when made, except to the extent (a) previously fulfilled in accordance with the terms hereof, (b) subsequently inapplicable, or (c) previously waived in writing by the Administrative Agent and the Lenders with respect to any particular factual circumstance. The representations and warranties made under this Agreement and the other Loan Papers shall be deemed applicable to each Subsidiary of the Borrower and On Command Corp. and each of its Subsidiaries, as applicable, as of the formation or acquisition of such Subsidiary and at and as of each date the representations and warranties are remade pursuant to this provision. All representations and warranties made under this Agreement and the other Loan Papers shall survive, and not be waived by, the execution hereof by the Administrative Agent and the Lenders, any investigation or inquiry by the Administrative Agent or any Lender, or by the making of any Loan under this Agreement and the other Loan Papers.


                                      ARTICLE IV

                                CONDITIONS OF LENDING

    The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder are subject to the satisfaction of the following conditions:

    SECTION 4.01. ALL CREDIT EVENTS. On the date of each Borrowing, and on the date of each issuance of a Letter of Credit (each such event being called a "CREDIT EVENT"):

    (a) The Administrative Agent shall have received a notice of such Borrowing as required by Section 2.03 hereof, as applicable (or such notice shall have been deemed given in accordance with Section 2.03 hereof), or, in the case of the issuance of a Letter of Credit, the Issuing Bank and the Administrative Agent shall have received a duly completed Application and a notice requesting the issuance of such Letter of Credit, required by Section 2.20(b) hereof.

    (b) The representations and warranties set forth in Article III hereof shall be true and correct in all material respects on and as of the date of such Credit Event with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, and there shall have occurred no event which caused a Material Adverse Effect.


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

    (c) The Borrower shall be in compliance in all material respects with the terms and provisions set forth herein on its part to be observed or performed, and at the time of and immediately after such Credit Event, no Event of Default or Default shall have occurred and be continuing.

    Each Credit Event shall be deemed to constitute a representation and warranty by the Borrower on the date of such Credit Event as to the matters specified in paragraphs (b) and (c) of this Section 4.01.

    SECTION 4.02.  FIRST CREDIT EVENT.  On the Closing Date:

    (a) The Administrative Agent shall have received, on behalf of itself, the Lenders and the Issuing Bank, a favorable written opinion of (i) the General Counsel of the Borrower, (ii) Latham & Watkins, counsel for the Borrower and each of its Subsidiaries, and (iii) Latham & Watkins, in its capacity as counsel to the Borrower and each of its Subsidiaries in connection with the Corporate Restructuring, in each case (y) dated the Closing Date, and (z) covering such other matters relating to this Agreement, the Transactions and the Corporate Restructuring as the Administrative Agent shall reasonably request, and in form and substance acceptable to the Administrative Agent and its counsel, and the Borrower hereby requests and instructs such counsel to deliver such opinion.
The opinions shall be addressed to the Issuing Bank, the Administrative Agent and the Lenders.

    (b) All legal matters incident to this Agreement, the Borrowings and extensions of credit hereunder shall be reasonably satisfactory to the Lenders, to the Issuing Bank and to the Administrative Agent.

    (c) The Administrative Agent shall have received (i) a copy of the certificate or articles of incorporation, including all amendments thereto, of the Borrower and each of its Subsidiaries, certified as of a recent date by the Secretary of State of the state of its organization, and a certificate as to the good standing of the Borrower and each of its Subsidiaries as of a recent date, from such Secretary of State; (ii) a certificate of the Secretary or Assistant Secretary of the Borrower dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws of the Borrower and each of its Subsidiaries as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of the Borrower and each of its Subsidiaries authorizing the execution, delivery and performance of this Agreement, the Loan Papers and the borrowings hereunder, as appropriate, and that such resolutions have not been modified rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation of the Borrower and each of its Subsidiaries have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above, (D) as to the incumbency and specimen signature of each officer executing this Agreement, each Loan Paper, or any other document delivered in connection herewith on behalf of the Borrower and each of its Subsidiaries


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

and (E) that attached thereto is a true and complete copy of each of the COMSAT Agreements and OCC Agreements as in effect on the Closing Date; (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to (ii) above; and (iv) such other documents as the Lenders, the Issuing Bank or Donohoe, Jameson & Carroll, P.C., counsel for the Administrative Agent, may reasonably request.

    (d) The Administrative Agent shall have received a Compliance Certificate, dated the Closing Date and signed by a Financial Officer of the Borrower, confirming compliance with (i) the conditions precedent set forth in paragraphs
(b) and (c) of Section 4.01 hereof, with paragraphs (f), (g), (i), (j) and (k) of this Section 4.02, (ii) with the Borrowing Base and (iii) the financial covenants set forth in Sections 6.09, 6.10 and 6.11 hereof, and certifying to the fact that there exists no Default or Event of Default under the terms of this Agreement, and consummating the Agreement and making the initial Loans hereunder would not cause a Default or Event of Default.

    (e) Each Lender and the Administrative Agent shall have received payment in full of all Fees and other amounts due and payable on or prior to the Closing Date, including reimbursement or payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

    (f) All indebtedness of the Borrower owed to the syndication of financial institutions under its existing revolving credit facility shall be paid in full by the end of the Closing Date.

    (g) The Borrower shall have delivered duly executed and completed copies by the Borrower and each of the Subsidiaries of the Borrower, as applicable, to each of the Lenders of each of the following documents and agreements, in form and substance satisfactory to each Lender: this Agreement, applicable Fee Letters, pledge agreements pledging 100% of the Capital Stock of all Subsidiaries of the Borrower except the Capital Stock of Avalanche Sub, Nuggets Sub, Ascent Network Services, Inc. and Ascent Sports to secure the Obligations, a pledge agreement pledging all the Capital Stock of On Command Corp. owned by the Borrower or any of its Subsidiaries to secure the Obligations and guaranties of the Obligations executed by all Subsidiaries of the Borrower except Avalanche Sub and Nuggets Sub. Each such pledge agreement delivered on the Closing Date shall be accompanied by stock certificates evidencing 100% of the Capital Stock of each such pledged entity (except On Command Corp., which such stock shall evidence not less than 57% of the Capital Stock of On Command Corp.), together with stock powers executed in blank. The Borrower shall have delivered a promissory note to each Lender, in form and substance satisfactory to each such Lender and any other Loan Papers reasonably required by any Lender in connection with this Agreement.

    (h) All governmental and third party approvals necessary or advisable in connection with the Corporate Restructuring, the Transactions and the continuing operations of the Borrower and its Subsidiaries and On Command Corp. and its Subsidiaries shall have been obtained and be


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

in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any Governmental Authority which would restrain, prevent or otherwise impose adverse conditions on the Corporate Restructuring or the Transactions.

    (i) Except as contemplated by the Corporate Restructuring and the Transactions, or as specifically contemplated hereby, there shall not have occurred any material change in the capitalization (whether in debt or in equity), corporate structure or assets of the Borrower or any of its Subsidiaries and On Command Corp. or any of its Subsidiaries, since December 31, 1996.

    (j) No action, suit, litigation or similar proceeding by or before any Governmental Authority shall exist or, in the case of litigation by a Governmental Authority, be threatened, with respect to the Corporate Restructuring or the Transactions contemplated thereby or otherwise, which would be likely in the reasonable opinion of the Required Lenders to have a Material Adverse Effect.

    (k) The structure and documentation of the Corporate Restructuring and the Transactions contemplated thereby, and all corporate and other proceedings taken or to be taken and all documents incidental thereto, shall be reasonably satisfactory in form and substance to the Administrative Agent and Donohoe, Jameson & Carroll, P.C., counsel for the Administrative Agent, and each Lender shall have received copies of all such documents as such Lender, acting through the Administrative Agent, may reasonably request. All transactions necessary to consummate the Corporate Restructuring shall have been completed.

    (l) The Lenders shall have received a certification from the chief financial officer of the Borrower, in form and substance reasonably satisfactory to the Lenders, as to the solvency of the Borrower and its Subsidiaries on a consolidated basis after giving effect to the Corporate Restructuring and the consummation of the other transactions contemplated hereby.

    (m) The Administrative Agent shall have received evidence satisfactory to the Administrative Agent that each Person necessary for the pledge of the stock in the Sports Subs, except the NBA and the NHL, has consented to such transactions.

    (n) The Administrative Agent shall have received copies of all NBA Documents, NHL Documents, Broadcasting Agreements (other than Superstation Agreements and National Media Contracts copies of which are not provided to Teams by the NBA or NHL), Concession Agreements, Avalanche License Documents, Nuggets License Documents, Parking Agreements, Player Contracts, Related Contracts and Advertising Agreements.

    (o) The Administrative Agent shall have received copies of a description in detail satisfactory to the Administrative Agent describing all material pending litigation and, to the knowledge of the Borrower, threatened litigation in which each Obligor, the NBA and the NHL and the related NBA and NHL entities in which the Borrower or any Subsidiary of the Borrower owns any Capital Stock is a defendant.


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

    (p) The On Command Corp. Loan Facility must have been consummated or must be consummated simultaneously with the Transaction.


                                      ARTICLE V

                                AFFIRMATIVE COVENANTS

    The Borrower covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the Obligations shall have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full, the Borrower will, and will cause each of its Subsidiaries to:

    SECTION 5.01.  EXISTENCE; BUSINESSES AND PROPERTIES.

    (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under Section 6.05 hereof.

    (b) Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; comply in all material respects with all applicable Laws, rules, regulations and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted; and at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.

    SECTION 5.02. INSURANCE. Keep its insurable properties insured in accordance with industry standards at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks, including (a) fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations, (b) public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it, and (c) key-man and player disability and life insurance in minimum amounts and in the form required by the NBA and NHL, but in no event in amounts less than or having coverage less than standard practice for Teams; and maintain such other insurance as may be required by Law.

    SECTION 5.03. OBLIGATIONS AND TAXES. Pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or


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

profits or in respect of its property before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien upon such properties or any part thereof; PROVIDED, HOWEVER, that such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Borrower shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and such contest operates to suspend collection of the contested obligation, tax, assessment or charge and enforcement of a Lien.

    SECTION 5.04. FINANCIAL STATEMENTS, REPORTS, ETC. In the case of the Borrower, furnish to the Administrative Agent and each Lender:

    (a) within 105 days after the end of each fiscal year, its consolidated and consolidating balance sheet and related consolidated and consolidating statements of income and cash flow, showing the financial condition of the Borrower and its consolidated Subsidiaries as of the close of such fiscal year and the results of their operations during such year, and a comparison of such financial position and results of operations as of the corresponding date and for the previous fiscal year, all audited (in the case of the consolidated financial statements) by Deloitte & Touche, LLP or other independent public accountants of recognized national standing acceptable to the Required Lenders and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such consolidated financial statements fairly present the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

    (b) within 60 days after the end of each of the first three fiscal quarters of each fiscal year, its consolidated balance sheet and related consolidated statements of earnings and cash flow showing the financial condition of the Borrower and its consolidated Subsidiaries as of the close of such fiscal quarter and the results of their operations during such fiscal quarter and the then elapsed portion of the fiscal year, and a comparison of such financial position and results of operations as of the corresponding date and for the corresponding periods in the previous fiscal year, all certified by one of its Financial Officers as fairly presenting the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustment;

    (c) (i) concurrently with any delivery of financial statements under sub-paragraph (a) above, a certificate of the accounting firm opining on or certifying such statements (which certificate may be limited to accounting matters and disclaim responsibility for legal interpretations) certifying that no Event of Default has occurred in Sections 6.01, 6.02(j), 6.03, 6.04, 6.05, 6.06, 6.09, 6.10 and 6.11 hereof; and (ii) concurrently with any delivery of financial statements under sub-paragraph (a) or (b) above, a Compliance Certificate of a Financial Officer of the Borrower certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and setting forth computations in


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

reasonable detail (which detail shall be reasonably satisfactory to the Administrative Agent) demonstrating compliance with the covenants contained in Sections 6.01, 6.03, 6.04, 6.06, 6.09, 6.10 and 6.11 hereof and showing the
Borrowing Base;

    (d) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements, registration statements (other than on Form S-8) and other similar materials filed by the Borrower or any Subsidiary of the Borrower with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the function of said Commission, or with any national securities exchange, or distributed generally to its shareholders, as the case may be; and

    (e) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary of the Borrower, On Command Corp., the Subsidiaries of On Command Corp., the NBA, the NHL, any of the related entities of the NBA or NHL in which the Borrower or any Subsidiary of the Borrower or On Command Corp. or any of its Subsidiaries owns any Capital Stock, or compliance with the terms of this Agreement and the other Loan Papers, as the Administrative Agent or any Lender may reasonably request.

    SECTION 5.05. LITIGATION AND OTHER NOTICES. Furnish to the Administrative Agent, the Issuing Bank and each Lender prompt written notice of the following:

    (a) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

    (b) the (i) filing or commencement of, or any written threat or notice of intention of any Person to file or commence, any action, suit or proceeding, whether at Law or in equity or by or before any Governmental Authority, or (ii) the making of any written claim, in either case against the Borrower, any Affiliate of the Borrower, the NBA or the NHL, as to which there is a reasonable possibility of an adverse determination and which if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

    (c) any development (including, without limitation, developments in pending litigation, developments in pending or threatened labor disruption and loss or, to the knowledge of the Borrower, threatened loss, of either Franchise or any Broadcasting Agreement or other material NHL Document or NBA Document) that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect; and

    (d) receipt or anticipated receipt by the Borrower or any Subsidiary of the Borrower of the proceeds of any and each expansion of the NHL or the NBA.

    SECTION 5.06. EMPLOYEE BENEFITS. (a) Comply in all material respects with the applicable provisions of ERISA and the Code and (b) furnish to the Administrative Agent (i) as


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

soon as possible after, and in any event within 10 days after any Responsible Officer of the Borrower or any ERISA Affiliate knows or has reason to know that, any ERISA Event has occurred that, alone or together with any other ERISA Event could reasonably be expected to result in liability of the Borrower in an aggregate amount exceeding $5,000,000, a statement of a Financial Officer of the Borrower setting forth details as to such ERISA Event and the action, if any, that the Borrower proposes to take with respect thereto.

    SECTION 5.07. MAINTAINING RECORDS; ACCESS TO PROPERTIES AND INSPECTIONS. Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of Law are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries and On Command Corp. and its Subsidiaries, to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior written notice, to visit and inspect the financial records and the properties of the Borrower or any Subsidiary of the Borrower or On Command Corp. or its Subsidiaries at reasonable times and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any representatives designated by the Administrative Agent or any Lender to discuss the affairs, finances and condition of the Borrower or any Subsidiary of the Borrower or On Command Corp. or any of its Subsidiaries with the officers thereof and (with the concurrence of the Administrative Agent) independent accountants therefor (provided that the Borrower has the right to have a representative present for any meeting with the Borrower's independent accountants).

    SECTION 5.08. USE OF PROCEEDS. Use the proceeds of the Loans and request the issuance of Letters of Credit only for the purposes set forth in the preamble to this Agreement.

    SECTION 5.09.  COMPLIANCE WITH ENVIRONMENTAL LAWS.

    (a) Comply, and exercise best efforts to cause all lessees and other Persons occupying its Properties to comply, in all material respects with all Environmental Laws and Environmental Permits applicable to its operations and Properties; and obtain and renew all material Environmental Permits necessary for its operations and Properties; and conduct any Remedial Action to the extent required by and in accordance with Environmental Laws; provided, however, that none of the Borrower or any of its Subsidiaries shall be required to undertake any Remedial Action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.

    (b)  If a Default caused by reason of a breach of paragraph (a) above or
Section 3.20 hereof shall have occurred and be continuing, at the request of the Required Lenders through the Administrative Agent, provide to the Lenders within 45 days after such request, at the expense of the Borrower, a "Phase 1" environmental site assessment report for the Properties which are the subject of such default prepared by an environmental consulting firm acceptable to the Administrative Agent and indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance or Remedial Action in connection with such Properties.


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

    SECTION 5.10.  COMPLIANCE WITH MATERIAL CONTRACTS.  Except as set forth in
Section 6.07 hereof, maintain in full force and effect (including exercising any available renewal option), and without amendment or modification, each material contract, unless the failure so to maintain any such material contract or replacement contract or contracts thereof (or any amendment or modification thereto) could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

    SECTION 5.11. ARENA/COMPLEX CONSTRUCTION. The Borrower shall provide the Administrative Agent and each Lender with quarterly written reports regarding the status of plans/budget/financing and other information regarding the Arena/Complex Construction, which such information must be in detail reasonably acceptable to the Administrative Agent.

    SECTION 5.12. NBA AND NHL OBLIGATIONS. The Borrower shall timely perform all of its obligations under the NBA Documents and the NHL Documents, and all other obligations relating to the NBA and NHL which are binding on it, except where the failure to so perform would not result in a Material Adverse Effect.

    SECTION 5.13. OPERATION OF FRANCHISES. Each of Ascent Sports, Ascent Sports Holdings, Nuggets Sub, Avalanche Sub and the Borrower shall take any and all action which is necessary or appropriate to keep each of the Franchises in full force and effect and in good standing, shall conform to and duly observe in all material respects the requirements of the NBA Documents and NHL Documents, respectively, and shall promptly notify the Administrative Agent of any violation, or alleged violation thereof, and shall provide the Administrative Agent with copies of all written documents or notices relating thereto. Each of Ascent Sports, Ascent Sports Holdings, Nuggets Sub, Avalanche Sub and the Borrower shall actively promote and conduct, and use its best efforts to promote and conduct, ticket sales for its basketball operations and hockey operations (both season and individual Game tickets).

    SECTION 5.14. SERVICES CONTRACTS. Each of Ascent Sports, Ascent Sports Holdings, Nuggets Sub, Avalanche Sub and the Borrower shall comply and use all reasonable efforts to compel compliance by third parties through appropriate means, with all material terms and conditions of all Services Contracts and to maintain all of the foregoing in full force and effect, except where the failure to so perform would not result in a Material Adverse Effect.

    SECTION 5.15.  KEY MAN LIFE INSURANCE/NBA AND NHL FINANCIAL INFORMATION.

    (a) Within 30 days after the Closing Date, the Borrower shall have provided the Administrative Agent with copies of all key-man life insurance contracts which exist for any of the employees of the Borrower and its Subsidiaries, and

    (b) Within 10 days after receipt by the Borrower or any Subsidiary of the Borrower of such information, the Borrower shall have provided the Administrative Agent with copies of all financial statements for each of the NBA and the NHL and the related NBA and NHL entities


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

in which the Borrower or any Subsidiary of the Borrower owns any Capital Stock to the extent such financial statements are provided to the Teams.

    SECTION 5.16. ARENA/COMPLEX NOTICE. Not later than 30 Business Days prior to the commencement of construction on the Arena/Complex, the Borrower shall give each Lender written notice of the date of such intended commencement of construction, together with a summary in reasonable detail of all final financing plans regarding such construction. Upon request of the Administrative Agent, the Borrower shall promptly provide the Administrative Agent with such additional information regarding such construction as requested by the Administrative Agent or any Lender.

    SECTION 5.17. SYNDICATION. In connection with the syndication of the Loans, the Borrower shall promptly upon request, but in no case later than five business after such reasonable request, provide to Administrative Agent all updated financial information including but not limited to financial statements, income statements, balances sheets and pro forma calculations related to Borrower and its Subsidiaries.

                                      ARTICLE VI

                                  NEGATIVE COVENANTS

    The Borrower covenants and agrees with each Lender that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the Obligations have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full:

    SECTION 6.01. INDEBTEDNESS. The Borrower will not, and will not cause or permit any of its Subsidiaries of the Borrower or On Command Corp. or its Subsidiaries to, issue any Preferred Stock, or to issue, incur, create, assume or permit to exist any Indebtedness, except:

    (a) Indebtedness of the Borrower and any Subsidiary of the Borrower for borrowed money existing on the date hereof and set forth in SCHEDULE 6.01 hereto, but not any extensions, renewals or replacements of such Indebtedness;

    (b) Indebtedness of any Subsidiary of the Borrower owed to the Borrower or to a Wholly Owned Subsidiary of the Borrower (except Denver Arena Company, LLC) that does not otherwise violate any provision of this Agreement or any other Loan Paper;

    (c) so long as there exists no Default or Event of Default both before and after giving effect to the incurrence of such Indebtedness, Denver Arena Company, LLC may incur Non-Recourse Arena Financing;

    (d) so long as there exists no Default or Event of Default both before and after giving effect to the incurrence of such Indebtedness, Beacon may incur Non-Recourse Film Indebtedness;

    (e) On Command Corp. and its Subsidiaries may incur Indebtedness under the On Command Corp. Loan Facility, and, additionally, On Command Corp. may, so long as there exists no Default or Event of Default both before and after giving effect to each such issuance or incurrence, (i) issue Preferred Stock in a maximum amount equal to $50,000,000, provided that such Preferred Stock must not have terms more onerous than the terms in this Agreement and the Loan Papers, and may not mature, require redemption or otherwise be redeemed or retired until three years after the Obligations hereunder are repaid in full and the Commitments have been terminated, and (ii) incur Indebtedness up to a maximum outstanding amount of $50,000,000, provided that such Indebtedness must not have terms more onerous than the terms in this Agreement and the Loan Papers;

    (f) so long as there exists no Default or Event of Default both before and after giving effect to the execution of such Guarantee, the Borrower may Guarantee the completion of the construction of the Arena/Complex, provided that
(i) such Guarantee may not be in an aggregate amount in excess of $25,000,000; and (ii) the amount of any such Guarantee reduces the Borrowing Base in accordance with the terms of the definition thereof;

    (g) so long as there exists no Default or Event of Default both before and after giving effect to the incurrence of such Indebtedness, the Borrower or any Subsidiary of the Borrower may incur Capital Lease Obligations in a maximum aggregate amount not to exceed $10,000,000 at any one time outstanding;

    (h) so long as there exists no Default or Event of Default both before and after giving effect to the issuance of such Preferred Stock, the Borrower may issue Preferred Stock, provided that the terms of such Preferred Stock require payment-in-kind only until such date that is two years after the Maturity Date;

    (i) provided that no Default or Event of Default exists both before and after giving effect to the issuance of Subordinated Indebtedness, and so long as copies of all documentation related to the Subordinated Indebtedness (including all disclosure documentation) are delivered to the Administrative Agent in form and substance reasonably acceptable to the Administrative Agent, Borrower may issue Subordinated Indebtedness; and

    (j) in addition to Indebtedness permitted by subsections (a) through (i) above, so long as there exists no Default or Event of Default both before and after giving effect to the incurrence of such Indebtedness, the Borrower may incur other unsecured Indebtedness up to a maximum amount outstanding at any one time of $10,000,000, provided that the weighted average of the per annum interest rates on such Indebtedness may not exceed 12%.


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

    Notwithstanding anything in this Agreement or in any other Loan Paper to the contrary, Ascent Sports Holdings may not operate as any business other than a holding company for Capital Stock.

    SECTION 6.02. LIENS. The Borrower will not, and will not cause or permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien on any of its property or assets (including on the stock or other securities of any Person, including any Subsidiary of the Borrower and On Command Corp. and its Subsidiaries) now owned or hereafter acquired by it or them or on any income or revenues or rights in respect of any thereof, except:

    (a) Liens on property or assets of the Borrower and its Subsidiaries existing on the date hereof and set forth in SCHEDULE 6.02 hereto; provided that such Liens shall secure only those obligations which they secure on the date hereof;

    (b) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary of the Borrower; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition and (ii) such Lien does not apply to any other property or assets of such Subsidiary;

    (c) Liens for taxes not yet due or which are being contested in compliance with Section 5.03 hereof;

    (d) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business and securing obligations that are not due and payable or which are being contested in compliance with Section 5.03 hereof, which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

    (e) pledges and deposits made in the ordinary course of business in compliance with workmen's compensation, unemployment insurance and other social security Laws or regulations;

    (f) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course or business;

    (g) zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;


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

    (h) Liens granted by Denver Arena Company, LLC securing any permitted Non-Recourse Arena Financing or the City and County of Denver's interest in the Arena/Complex, but only to the extent such Liens are limited to the realty, fixtures, equipment and other assets comprising the Arena/Complex (including rights as a lessor under leases relating thereto);

    (i) Liens granted by Beacon securing Non-Recourse Film Indebtedness permitted hereby, but only to the extent such Liens are limited and apply only to the film negatives for the Motion Pictures financed with such Indebtedness and any rights of the Borrower or the Subsidiaries of the Borrower of ownership, distribution or exploitation of such Motion Pictures;

    (j) Liens securing Capital Lease Obligations permitted to be incurred in accordance with the provisions of Section 6.01(g) hereof; and

    (k)  Liens arising under the Loan Papers.

    SECTION 6.03. SALE AND LEASE BACK TRANSACTIONS. The Borrower will not, and will not cause or permit any of its Subsidiaries to, enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred, provided that, (a) nothing herein shall be deemed to prevent the Borrower and its Subsidiaries from entering into operating leases, (b) Denver Arena Company, LLC may enter into any such transaction with the City of Denver regarding the real estate for the Arena/Complex, and (c) so long as there exists no Default or Event of Default both before and after giving effect thereto, the Borrower may consummate the sale leaseback transaction described on SCHEDULE 6.03 hereto.

    SECTION 6.04. INVESTMENTS, ACQUISITIONS, LOANS AND ADVANCES. The Borrower will not, and will not cause or permit any of its Subsidiaries to, purchase, hold or acquire any Capital Stock, evidences of indebtedness (other than restructured receivables) or other securities of, make or permit to exist any loans or advances to, or make or permit to exist any investment or any other interest in, or make any acquisition of assets of any other Person as a going concern, or create any Subsidiary (each, an "INVESTMENT"), except:

    (a) Investments existing on the date hereof in the Capital Stock set forth on SCHEDULE 6.04 hereto;

    (b)  Permitted Investments;

    (c) so long as there exists no Default or Event of Default both before and after giving effect thereto, Investments by the Borrower in the Arena/Complex in an aggregate amount for the Borrower not in excess of $30,000,000 in form and substance substantially the same as the


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

Investments made in the Arena/Complex prior to the Closing Date, or in form and substance otherwise acceptable to the Required Lenders;

    (d) (i) Investments consisting of loans or advances to employees of the Borrower or the Wholly Owned Subsidiaries, provided that such loans or advances are made in the ordinary course of business and in accordance with company policy, and provided further that the proceeds of such loan or advance are used to finance employee related expenses (including relocation expenses and travel and entertainment expenses), and (ii) so long as there exists no Default or Event of Default both before and after giving effect thereto, Investments pursuant to promissory notes to a Wholly Owned Subsidiary (except Denver Arena Company, LLC), provided that such loans or advances are not subordinated to any other Indebtedness or other obligations of such Subsidiary and rank pari passu with all senior, unsecured Indebtedness of such Subsidiary;

    (e) so long as there exists no Default or Event of Default both before and after giving effect thereto, non cash Investments by the Borrower in acquisitions, provided that (i) the Borrower must use its common Capital Stock as consideration for each such acquisition and (ii) in no event shall more than 20% of the outstanding Capital Stock of the Borrower in the aggregate be used by the Borrower for such acquisitions over the life of this Agreement;

    (f) so long as there exists no Default or Event of Default both before and after giving effect to any such Investment, the Borrower or any of its Subsidiaries (except Denver Arena Company, LLC) may purchase shares of Capital Stock of On Command Corp., so long as such shares are immediately delivered to the Administrative Agent together with stock powers executed in blank and a duly completed and executed pledge agreement in the form executed on the Closing Date, pledging such shares to the Administrative Agent and the Lenders to secure the Obligations;

    (g) promissory notes delivered on or prior to the Closing Date in connection with the Corporate Restructuring, which such promissory notes may not have maturities in excess of one year;

    (h) if permitted by Section 6.01(i) hereof, the Borrower may issue Subordinated Indebtedness; and

    (i) in addition to those permitted Investments in (a) through (h) above, so long as there exists no Default or Event of Default both before and after giving effect to any such Investment, other Investments made by the Borrower up to a maximum amount outstanding at any one time of $10,000,000.

    SECTION 6.05. MERGERS, CONSOLIDATIONS AND SALES OF ASSETS. The Borrower will not, and will not cause or permit any of its Subsidiaries to:

    (a) merge into or consolidate with any Person, or permit any other Person to merge into or consolidate with it, provided that, if there exists no Default or Event of Default at the time


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

thereof or immediately after giving effect thereto (i) any Wholly Owned Subsidiary may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (ii) any Wholly Owned Subsidiary may merge into or consolidate with any other Wholly Owned Subsidiary in a transaction in which the surviving entity is a Wholly Owned Subsidiary and no Person other than the Borrower or a Wholly Owned Subsidiary receives any consideration, provided further that any such merger or consolidation may not include any Subsidiary that incurred the Non-Recourse Arena Financing; or

    (b) sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any substantial part of its assets (whether now owned or hereafter acquired) or any amount of Capital Stock of any Subsidiary of the Borrower or On Command Corp., except that (i) the Borrower and any Subsidiary of the Borrower may sell or dispose of inventory and obsolete equipment in the ordinary course of business, (ii) so long as there exists no Default or Event of Default both before and after giving effect thereto the Borrower or any of its Subsidiaries may (A) make an Asset Disposition, so long as (I) the cumulative aggregate consideration for all such Asset Dispositions after the date hereof shall not exceed $10,000,000, and (II) such assets are not used in the operation of the Nuggets Sub or the Avalanche Sub or the related Teams, and (B) in addition to Asset Dispositions permitted by subsection (A) above, make an Asset Disposition, so long as (I) the cumulative aggregate consideration for all such Asset Dispositions after the date hereof (but excluding the proceeds from sales of those assets described on SCHEDULE 6.05 hereto) shall not exceed $10,000,000, (II) such assets are not used in the operation of the Nuggets Sub or the Avalanche Sub or the related Teams, and
(III) the Borrowing Base is reduced by the Net Cash Proceeds of each such Asset Disposition, (iii) so long as there exists no Default or Event of Default both before and after giving effect thereto the Borrower or any of its Subsidiaries may sell the Capital Stock described on SCHEDULE 6.05 hereto, (iv) so long as there exists no Default or Event of Default both before and after giving effect thereto, the Borrower or the Denver Arena Company, LLC may sell the real estate used for the Arena/Complex to the City and County of Denver, (v) so long as there exists no Event of Default both before and after giving effect thereto, any Wholly Owned Subsidiary of the Borrower may transfer all or any part of its assets to the Borrower, and (vi) so long as there exists no Default or Event of Default both before and after giving effect thereto, the Borrower may consummate the sale leaseback transaction described on SCHEDULE 6.03 hereto. Notwithstanding anything to the contrary herein or in any other Loan Paper, under no circumstance may the Borrower or any Subsidiary of the Borrower sell, dispose of or transfer any of the Capital Stock of On Command Corp. or any other Capital Stock owned by the Borrower, any Subsidiary of the Borrower or On Command Corp. and its Subsidiaries, except the Capital Stock described on
Schedule 6.05 hereto.

    SECTION 6.06. DIVIDENDS AND DISTRIBUTIONS; RESTRICTIONS ON ABILITY OF SUBSIDIARIES TO PAY DIVIDENDS. The Borrower will not, and will not cause or permit any of its Subsidiaries to, declare or pay, directly or indirectly, any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any shares of its Capital Stock or directly or indirectly redeem, purchase, retire or otherwise acquire for value (or permit any Subsidiary of the Borrower to purchase or acquire) any


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

shares of any class of its Capital Stock or set aside any amount for any such purpose; PROVIDED, HOWEVER, that (i) any Subsidiary of the Borrower may declare and pay dividends or make other distributions to another Wholly Owned Subsidiary or to the Borrower, (ii) the Borrower may declare and pay dividends or make other distributions that consist solely of common stock of the Borrower, (iii) the Borrower may make redemptions or repurchases of its Capital Stock in connection with employee stock options upon termination of such employment, for an aggregate amount of consideration paid from and after the date hereof of up to $10,000,000, in connection with any employee stock option or incentive plans, and (iv) the Borrower may make dividends of Preferred Stock in accordance with the terms and provisions of Section 6.01(h) hereof.

    SECTION 6.07.  TRANSACTIONS WITH AFFILIATES.  Except as permitted in
Section 6.06 hereof, the Borrower will not, and will not cause or permit any of its Subsidiaries to, sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, or permit any Subsidiary of the Borrower to sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with any of its Affiliates (including, without limitation, On Command Corp. and its Subsidiaries), except that the Borrower or any Subsidiary of the Borrower may engage in any of the foregoing transactions in the ordinary course of business as currently conducted or to be conducted at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's length basis from unrelated third parties; PROVIDED, HOWEVER, that the foregoing shall not preclude the Borrower nor any Subsidiary of the Borrower from performing and complying with its obligations under (a) the COMSAT Agreements and the OCC Agreements in accordance with the terms thereof on the date hereof or, so long as any such amendment (or extension to additional services, in the case of the Services Agreement) does not materially adversely affect the interests of the Administrative Agent, the Issuing Bank or the Lenders, as the same may be hereafter amended (or extended to additional services) or (b) the transactions necessary to consummate the Corporate Restructuring. Notwithstanding anything in this Agreement or the other Loan Papers to the contrary, it is understood by all parties hereto that all or any of the COMSAT Agreements or OCC Agreements may be terminated by the parties thereto at any time during the term of this Agreement.

    SECTION 6.08. LIMITATION ON RESTRICTIVE AGREEMENTS. The Borrower will not, and will not cause or permit any of its Subsidiaries to, enter into any indenture, agreement, instrument, financing document or other arrangement which, directly or indirectly, contains any financial covenants or prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon: (a) the incurrence of Indebtedness, (b) the granting of Liens, (c) the making or granting of Guarantees, (d) the payment of dividends or distributions, (e) the purchase, redemption or retirement of any Capital Stock, (f) the making of loans or advances, or (g) transfers or sales of property or assets (including Capital Stock) by the Borrower or any of its Subsidiaries, other than restrictions on the granting of Liens on, or the transfer of, assets that are encumbered by Liens permitted under clauses (b),
(h) and (i) of Section 6.02 hereof with respect to the property or assets covered by such Lien only, provided that, notwithstanding the foregoing, (i) Denver Arena Company, LLC may enter into restrictive agreements relating


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

solely to the Denver Arena Company, LLC and the Arena/Complex, each exclusively in connection with the Non-Recourse Arena Financing, the Arena/Complex or the interest of the City and County of Denver in the Arena/Complex, (ii) Beacon may enter into restrictive agreements relating solely to Beacon, its Subsidiaries and the related Motion Pictures invested in by Beacon and its Subsidiaries, each exclusively in connection with Non-Recourse Film Indebtedness, (iii) the Borrower may enter into any such restrictive agreements relating to any Preferred Stock permitted under Section 6.01(h) hereof so long as no such restrictive agreement shall be effective or binding on the Borrower or any of its Subsidiaries until the earlier of (A) the Maturity Date and (B) the payment in full of the Obligations and the termination of the Commitments, and (iv) in connection with the issuance of Subordinated Indebtedness, the Borrower may enter into restrictive agreements and provisions permitted by the terms set forth in EXHIBIT F attached hereto and otherwise acceptable to Administrative Agent and Required Lenders, but in no event shall any such restrictive provisions be more restrictive than the provisions contained in this Agreement and the other Loan Papers.

    SECTION 6.09. COVERAGE RATIO. The Borrower will not permit the Coverage Ratio as of the last day of any fiscal quarter ending during any period set forth below to be less than the ratio set forth below for such period:

         Quarter Ending Ratio                      Ratio
         --------------------                      -----

         From the Closing Date to
         through December 31, 1997               1.50 to 1.00

         January 1, 1998 and thereafter          1.10 to 1.00

    SECTION 6.10. FINANCIAL COVENANTS REGARDING ON COMMAND CORP. On Command Corp. will meet each of the following covenants:

         (a) Beginning with the fourth fiscal quarter of 1997, On Command Corp.'s EBITDA, as of the last day of any fiscal quarter ending during the term of this Agreement for the most recently completed four fiscal quarters, may not be less than $50,000,000; and

         (b) as of the last day of any fiscal quarter ending during any period set forth below, the ratio of On Command Corp.'s (a) Consolidated Total Indebtedness plus any Preferred Stock issued by On Command Corp. to (b) EBITDA for the most recently completed four fiscal quarters may not exceed the ratio set forth below for such period:


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

         Quarter Ending Ratio                    Ratio
         --------------------                    -----

         Closing Date through                    3.00 to 1.00
         December 31, 1997

         January 1, 1998 and                     2.50 to 1.00
         thereafter

         In the event that On Command Corp. shall complete, directly or through a Subsidiary of On Command Corp., a permitted acquisition, the ratio of Consolidated Total Indebtedness of On Command Corp. to EBITDA of On Command Corp. shall be determined thereafter, to the extent necessary, by computing such ratio on a pro forma basis as if such acquisition had been completed on the first day of the period of four consecutive fiscal quarters ending on the dates indicated above occurring after the date of such acquisition.

    SECTION 6.11. FILM INVENTORY. The Borrower will not, and will not cause or permit any of its Subsidiaries to cause or permit, gross Film Inventory on the balance sheet of the Borrower and its consolidated Subsidiaries less the sum of (a) deferred revenues associated with such Film Inventory, plus (b) contractually guaranteed pre-sales that have been secured to be more than $60,000,000 at any time, provided that, the $60,000,000 limitation shall be adjusted quarterly by increasing or decreasing such number by Film Cash Flow, which such number shall remain as adjusted until the following quarter at which point the $60,000,000 limitation shall be readjusted by Film Cash Flow.

    SECTION 6.12. AMENDMENTS TO ORGANIZATIONAL DOCUMENTS AND SUBORDINATED INDEBTEDNESS DOCUMENTATION. The Borrower will not, and will not cause or permit any of its Subsidiaries to, enter into any amendment of any term or provision, or accept any consent or waiver with respect to any such provision, of (a) its articles of incorporation, by-laws, or its organizational documents, as applicable, in any manner that is material and adverse to the Lenders, and (b) any agreement or other documentation related to the Subordinated Indebtedness.


                                     ARTICLE VII

                                  EVENTS OF DEFAULT

    In case of the happening of any of the following events ("EVENTS OF
DEFAULT"):

    (a) any representation or warranty made or deemed made by the Borrower or any of its Subsidiaries in or in connection with this Agreement or in any other Loan Paper, or in connection with any agreement related to the Corporate Restructuring or the borrowings or issuances of Letters of Credit hereunder; or any representation, warranty, statement or written


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

information contained in any report, certificate, financial statement or other instrument prepared by the Borrower or any Subsidiary of the Borrower and furnished by the Borrower or any Subsidiary of the Borrower in connection with or pursuant to this Agreement or any other Loan Paper, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

    (b) default shall be made in the payment of any principal of any Loan or the reimbursement of principal with respect to any L/C Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

    (c) default shall be made in the payment of any interest on any Loan or any Fee or L/C Disbursement or any other amount (other than an amount referred to in (b) above) due under this Agreement or any other Loan Paper, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five Business Days;

    (d) default shall be made in the due observance or performance by the Borrower or any Subsidiary of the Borrower or On Command Corp. or any of its Subsidiaries, as applicable, of any covenant, condition or agreement contained in Sections 5.01(a), 5.05 or 5.08 hereof or in Article VI hereof;

    (e) default shall be made in the due observance or performance by the Borrower or any Subsidiary of the Borrower or On Command Corp. or any of its Subsidiaries, as applicable, of any covenant, condition or agreement contained in this Agreement (other than those specified in (b), (c) or (d) above) or in any Loan Paper and such default shall continue unremedied for a period of 15 days after notice thereof from the Administrative Agent or any Lender to the Borrower;

    (f) the Borrower or any Subsidiary of the Borrower, or On Command Corp. or any Subsidiary of On Command Corp. shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness in a principal amount in excess of $10,000,000, when and as the same shall become due and payable, or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Indebtedness if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such indebtedness or a trustee on its or their behalf (with or without the giving of notice, the lapse of time or both) to cause, such Indebtedness to become due prior to its stated maturity;

    (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Borrower, any Subsidiary of the Borrower or On Command Corp. or any Subsidiary of On Command Corp., or of a substantial part of the property or assets of the Borrower, a Subsidiary of the Borrower or On Command Corp. or a Subsidiary of On Command Corp., under Title 11 of the United States


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

Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar Law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower, any Subsidiary of the Borrower or On Command Corp. or any Subsidiary of On Command Corp. or for a substantial part of the property or assets of the Borrower, a Subsidiary of the Borrower or On Command Corp. or a Subsidiary of On Command Corp. or (iii) the winding-up or liquidation of the Borrower, any Subsidiary of the Borrower or On Command Corp. or any Subsidiary of On Command Corp.; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

    (h) the Borrower, any Subsidiary of the Borrower or On Command Corp. or any Subsidiary of On Command Corp. shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar Law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower, any Subsidiary of the Borrower or On Command Corp. or any Subsidiary of On Command Corp. or for a substantial part of the property or assets of the Borrower, any Subsidiary of the Borrower or On Command Corp. or any Subsidiary of On Command Corp., (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

    (i) one or more judgments for the payment of money in an aggregate amount in excess of $10,000,000 shall be rendered against the Borrower, any Subsidiary of the Borrower or On Command Corp. or any Subsidiary of On Command Corp., or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Borrower, or any Subsidiary of the Borrower or On Command Corp. or any Subsidiary of On Command Corp. to enforce any such judgment;

    (j) an ERISA Event shall have occurred that, when taken together with all other such ERISA Events, could reasonably be expected to result in liability of the Borrower, any Subsidiary of the Borrower or On Command Corp. or any Subsidiary of On Command Corp., or any combination thereof, in an aggregate amount exceeding $10,000,000;

    (k) there shall have occurred a Change in Control of the Borrower; or the Borrower shall fail to own directly or indirectly, beneficially or of record, shares of Capital Stock of On Command Corp. representing 50.1% or more of the aggregate ordinary voting power of On Command Corp.; or the Borrower shall fail to control, directly or indirectly, a majority of the Board of Directors of On Command Corp., provided that, if the Borrower fails to own directly or indirectly beneficially or of record shares of Capital Stock of On Command Corp. representing less than 50.1% but more than 45%, and such failure is not a result of the sale by the Borrower or any of its Subsidiaries of any such shares of Capital Stock, no Default or Event of Default shall occur under this subsection (k) until such date that is 30 days after the date of occurrence;

    (l) On Command Corp. or any of its Subsidiaries shall: (i) fail to pay any principal or interest, regardless of amount, due in respect of the On Command Corp. Loan Facility, when and as the same shall become due and payable taking into account any applicable period of grace thereunder, or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing the On Command Corp. Loan Facility if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such indebtedness or a trustee on its or their behalf (with or without the giving of notice, the lapse of time or both) to cause, such Indebtedness to become due prior to its stated maturity;

    (m) any of the following shall occur: (i) This Agreement, any pledge agreement, guarantee or promissory note executed in connection with this Agreement (collectively, the "Material Agreements"), or any material provision of any thereof shall, for any reason, not be valid and binding on the Obligor signatory thereto, or not be in full force and effect, or shall be declared to be null and void; or (ii) the validity or enforceability of any Material Agreement shall be contested by any Obligor, any Subsidiary of the Borrower, or On Command Corp. or any of its Subsidiaries, or any of their Affiliates; or
(iii) any Obligor shall deny in writing that it has any or further liability or obligation under its respective Material Agreements; or (iv) any default or breach under any provision of any Material Agreement shall continue after the applicable grace period, if any, specified in such Material Agreement;

    (n) any of the following shall have occurred: (i) Any Loan Paper shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority Lien in the Collateral purported to be covered thereby (except as permitted by the terms of this Agreement or consented to by the Lenders); or (ii) at any time after the date that is 90 days after the Closing Date, less than 100% of the Capital Stock of all of the Subsidiaries of the Borrower shall be pledged to secure the Obligations, or (iii) less than all of the issued and outstanding Capital Stock of On Command Corp. that is owned by the Borrower or any Subsidiary of the Borrower shall be pledged to secure the Obligations;

    (o) there shall be a breach, violation or default under any material provision of any of the NBA Documents or the NHL Documents, or any other material agreement relating to the operation of either Franchise; or either the NBA Franchise or the NHL Franchise is transferred, sold, or the governing bodies of either the NBA or the NHL shall dissolve, or no longer function as a governing body, or either league shall fail to continue substantially in accordance with past practices; or any material contract with any international, regional or local company which has a television, radio or cable-related contractual relationship with the NBA, the NHL, Nuggets Sub, Avalanche Sub or the Sports Subs, or with any other Person for the benefit of Nuggets Sub,

Avalanche Sub, the NBA Franchise or the NHL Franchise shall be violated, breached or in default, or any such Person party thereto shall fail to honor any such contract, if the effect of such failure results or could reasonably be expected to have a Material Adverse Effect; or the NBA or NHL shall enter into a collective bargaining agreement or change its governing agreements and documents binding the NBA Franchise or the NHL Franchise in a manner which could reasonably be expected to have a material adverse effect on Nuggets Sub, Avalanche Sub, the Sports Subs or the Borrower, or materially and adversely affect the Borrower's ability to perform and meet the terms of this Agreement and the other Loan Papers, provided that, in any case, if the sum of (A) fair market value of the Capital Stock of On Command Corp. owned directly or indirectly by the Borrower on such date, plus (B) 50% the fair market value of the unaffected Franchise on the Closing Date is in excess of $250,000,000, there shall exist no Default or Event of Default under the terms of this subsection (o);

    (p) there shall occur either of the following events: (i) failure of construction to begin on the Arena/Complex prior to August 31, 1997; or (ii) the commencement of construction on the Arena/Complex at any time pursuant to terms, conditions, plans, budget or financing that are not substantially similar in the aggregate to those set forth in that certain letter from Mr. W.D. Minami of the Borrower to Mr. G. Meador of the Administrative Agent, dated as of October 2, 1996, provided that, to the extent the Borrower has fully complied with the provisions of Section 5.16 hereof and the Required Lenders did not object in writing prior to the date ten Business Days before the proposed date of construction that such plans are not substantially similar to those set forth above, then any such plans disclosed in accordance with the terms of Section
5.16 hereof shall be deemed to be acceptable to the Required Lenders;

    (q) either (i) there shall occur any sale of a majority or greater interest in any franchise under the NHL for an aggregate purchase price that is less than $35,000,000 (which shall be grossed up to reflect a 100% interest in such franchise and shall include in the amount of consideration paid any franchise transfer or relocation fees assessed or imposed by the NHL as a condition to such sale); or (ii) the average price of all such sales (and in any event at least two such sales) made subsequent to the Closing Date (which shall be grossed up to reflect a 100% interest in such franchise and shall include in the amount of consideration paid any franchise transfer or relocation fees assessed or imposed by the NHL as a condition to such sale), shall be less than $55,000,000, provided that, in either case, if the sum of (A) fair market value of the Capital Stock of On Command Corp. owned directly or indirectly by the Borrower on such date, plus (B) 50% of the fair market value of the NBA Franchise on the Closing Date is in excess of $250,000,000, there shall exist no Default or Event of Default under the terms of this subsection (q);

    (r) either (i) there shall occur any sale of a majority or greater interest in any franchise under the NBA for an aggregate purchase price that is less than $45,000,000 (which shall be grossed up to reflect a 100% interest in such franchise and shall include in the amount of consideration paid any franchise transfer or relocation fees assessed or imposed by the NBA as a condition to such sale); or (ii) the average price of all such sales (and in any event at least two such sales) made subsequent to the Closing Date (which shall be grossed up to reflect a 100% interest in such franchise and shall include in the amount of consideration paid any franchise transfer or relocation fees assessed or imposed by the NBA as a condition to such sale), shall be less than $70,000,000, provided that, in either case, if the sum of (A) fair market value of the Capital Stock of On Command Corp. owned directly or indirectly by the Borrower on such date, plus (B) 50% of the fair market value of the NHL Franchise on the Closing Date is in excess of $250,000,000, there shall exist no Default or Event of Default under the terms of this subsection (r);

    (s) there shall occur any amendment to any NBA Document or NHL Document which could reasonably be expected to result in a Material Adverse Effect;

    (t) either of the following events shall have occurred: (i) the Borrower shall not have received the written consent of the NBA regarding the Transactions by April 30, 1997 (including, without limitation, a written consent giving the Administrative Agent and Lenders the right to assign any portion of the Obligations and their rights hereunder and under the Loan Papers pursuant to
Section 9.04 hereof); or (ii) the Borrower shall not have received the written consent of the NHL regarding the Transactions by April 30, 1997 (including, without limitation, a written consent giving the Administrative Agent and Lenders the right to assign any portion of the Obligations and their rights hereunder and under the Loan Papers pursuant to Section 9.04 hereof);

    (u) the Borrower and its Subsidiaries shall have failed by April 30, 1997, to either (i) pledge 100% of the Capital Stock of Ascent Sports, Avalanche Sub, Nuggets Sub and Ascent Network Services, Inc. to the Administrative Agent to secure the Obligations by amending the schedules to the existing pledge agreement, or (ii) deliver such pledge agreement(s) together with all stock certificates evidencing such pledged stock and stock powers executed in blank to the Administrative Agent; or

    (v) at any time that the debt limitation on the Borrower in the Corporate Agreement with COMSAT operates to limit the ability of the Borrower to make a borrowing hereunder at a time when the Borrower needs such ability to meet operating expenses or capital requirements in each case approved by the Borrower's Board of Directors (as such approval may be amended), provided that, no amendment to any such approval may be made once operating expenses or capital requirements have been incurred or made, or to avoid a Default or an Event of Default under this subsection (v);

then, and in every such event (other than an event with respect to the Borrower described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate forthwith the Commitments, (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and


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

payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein to the contrary notwithstanding or (iii) require cash collateral as contemplated by Section 2.20(j) hereof; and in any event with respect to the Borrower described in paragraph (g) or (h) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest hereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein to the contrary notwithstanding.

    (w)  the Borrower or any Subsidiary fails to provide to Administrative
Agent for the benefit of Lenders any documentation necessary for Administrative Agent to perfect a security interest in the Collateral, including but not limited to, (i) an affirmation of Guarantee, (ii) an affirmation of each pledge agreement, (iii) re-issuance of any necessary stock certificates, (iv) execution of stock powers, (v) execution of stop transfer letters and (vi) execution of
Article 8 letters, by March 31, 1997.

                                     ARTICLE VIII

                               THE ADMINISTRATIVE AGENT

    In order to expedite the transactions contemplated by this Agreement and the other Loan Papers, NationsBank is hereby appointed to act as Administrative Agent on behalf of the Lenders and the Issuing Bank. Each of the Lenders and each assignee of any such Lender, hereby irrevocably authorizes the Administrative Agent to take such actions on behalf of such Lender or assignee or the Issuing Bank and to exercise such powers as are specifically delegated to the Administrative Agent by the terms and provisions hereof, together with such actions and powers as are reasonably incidental thereto. The Administrative Agent is hereby expressly authorized by the Lenders and the Issuing Bank, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders and the Issuing Bank all payments of principal of and interest on the Loans, all payments in respect of L/C Disbursements and all other amounts due to the Lenders hereunder, and promptly to distribute to each Lender or the Issuing Bank its proper share of each payment so received; (b) to give notice on behalf of each of the Lenders to the Borrower of any Event of Default specified in this Agreement of which the Administrative Agent has actual knowledge acquired in connection with its agency hereunder; and (c) to distribute to each Lender copies of all notices, financial statements and other materials delivered by the Borrower pursuant to this Agreement and the other Loan Papers as received by the Administrative Agent.

    Neither the Administrative Agent nor any of its directors, officers, employees or agents shall be liable as such for any action taken or omitted by any of them except for its or his own gross negligence or wilful misconduct, or be responsible for any statement, warranty or


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

representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower of any of the terms, conditions, covenants or agreements contained herein. The Administrative Agent shall not be responsible to the Lenders for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement, the other Loan Papers or any other instruments or agreements. The Administrative Agent shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders. The Administrative Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper Person or Persons. Neither the Administrative Agent nor any of its directors, officers, employees or agents shall have any responsibility to the Borrower on account of the failure of or delay in performance or breach by any Lender or the Issuing Bank of any of its obligations hereunder or to any Lender or the Issuing Bank on account of the failure of or delay in performance or breach by any other Lender or the issuing Bank or the Borrower of any of their respective obligations hereunder or in connection herewith. The Administrative Agent may execute any and all duties hereunder by or through agents or employees and shall be entitled to rely upon the advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

    The Lenders hereby acknowledge that the Administrative Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Paper unless it shall be requested in writing to do so by the Required Lenders.

    Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 9.05 hereof shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.


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

    With respect to the Loans made by it hereunder, the Administrative Agent in its individual capacity and not as Administrative Agent shall have the same rights and powers as any other Lender and may exercise the same as though it were not the Administrative Agent, and the Administrative Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary of the Borrower or On Command Corp. or any of its Subsidiaries, or other Affiliate thereof as if it were not the Administrative Agent.

    Each Lender agrees (a) to reimburse the Administrative Agent, on demand, in the amount of its pro rata share (based on its Commitment hereunder) of any expenses incurred for the benefit of the Lenders by the Administrative Agent, including reasonable counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, that shall not have been reimbursed by the Borrower and (b) to indemnify and hold harmless the Administrative Agent and any of its directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be Imposed on, incurred by or asserted against it in its capacity as the Administrative Agent or any of them in any way relating to or arising out of this Agreement or any other Loan Paper or any action taken or omitted by it or any of them under this Agreement or any other Loan Paper, to the extent the same shall not have been reimbursed by the Borrower; provided that no Lender shall be liable to the Administrative Agent or any such other indemnified Person for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of the Administrative Agent or any of its directors, officers, employees or agents.

    Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Papers. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement and the other Loan Papers, or any related agreement or any document furnished hereunder or thereunder.

    THE LENDERS, IN ACCORDANCE WITH THEIR TOTAL SPECIFIED PERCENTAGES, HEREBY AGREE TO INDEMNIFY THE ADMINISTRATIVE AGENT AND THE ISSUING BANK, IN THEIR CAPACITY AS ADMINISTRATIVE AGENT AND ISSUING BANK, FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES, OR DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST THE


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

ADMINISTRATIVE AGENT OR THE ISSUING BANK IN THEIR CAPACITY AS ADMINISTRATIVE AGENT OR ISSUING BANK, IN ANY WAY RELATING TO OR ARISING OUT OF ANY LOAN PAPERS OR ANY OTHER DOCUMENTS OR INSTRUMENTS EXECUTED OR DELIVERED IN CONNECTION WITH THIS AGREEMENT, OR ANY ACTION TAKEN OR OMITTED BY THE ADMINISTRATIVE AGENT THEREUNDER OR THE ISSUING BANK THEREUNDER, INCLUDING ANY NEGLIGENCE OF THE ADMINISTRATIVE AGENT OR THE ISSUING BANK; PROVIDED, HOWEVER, THAT NO LENDER SHALL BE LIABLE TO THE ADMINISTRATIVE AGENT OR ISSUING BANK, RESPECTIVELY, FOR ANY PORTION OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES, OR DISBURSEMENTS RESULTING FROM THE ADMINISTRATIVE AGENT'S OR ISSUING BANK'S, RESPECTIVELY, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. WITHOUT LIMITATION OF THE FOREGOING, THE LENDERS AGREE TO REIMBURSE THE ADMINISTRATIVE AGENT OR THE ISSUING BANK, AS APPROPRIATE, IN ACCORDANCE WITH EACH SUCH LENDER'S TOTAL SPECIFIED PERCENTAGE, PROMPTLY UPON DEMAND FOR ANY REASONABLE OUT-OF-POCKET EXPENSES (INCLUDING ATTORNEYS' FEES) INCURRED BY THE ADMINISTRATIVE AGENT OR ISSUING, IN ITS CAPACITY AS A ADMINISTRATIVE AGENT OR ISSUING BANK RESPECTIVELY, IN CONNECTION WITH THE PREPARATION, EXECUTION, DELIVERY, ADMINISTRATION, MODIFICATION, AMENDMENT, OR ENFORCEMENT (WHETHER THROUGH NEGOTIATION, LEGAL PROCEEDINGS OR OTHERWISE) OF, OR LEGAL ADVICE IN RESPECT OF RIGHTS OR RESPONSIBILITIES UNDER, THE LOAN PAPERS, PROVIDED, HOWEVER, THAT NO LENDER SHALL BE LIABLE TO THE ADMINISTRATIVE AGENT OR ISSUING BANK, RESPECTIVELY, FOR ANY PORTION OF SUCH OUT-OF-POCKET EXPENSES RESULTING FROM THE ADMINISTRATIVE AGENT'S OR ISSUING BANK'S, RESPECTIVELY, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. TO THE EXTENT THE ADMINISTRATIVE AGENT OR ISSUING BANK RECOVERS ANY AMOUNT FROM THE BORROWER WHICH HAS BEEN PAID BY THE LENDERS PURSUANT TO THE TERMS OF THIS ARTICLE VIII, ADMINISTRATIVE AGENT OR ISSUING BANK AGREES TO REIMBURSE THE LENDERS IN THEIR TOTAL SPECIFIED PERCENTAGES TO THE EXTENT OF SUCH RECOVERY. THE INDEMNITY PROVIDED IN THIS SECTION SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT.

                                      ARTICLE IX

                                    MISCELLANEOUS

    SECTION 9.01. NOTICES. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:


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    (a)  if to the Borrower, to it at:

         Ascent Entertainment Group, Inc.
         One Tabor Center, Suite 2800
         1200 17th Street
         Denver, Colorado  80202
         Attention:          James A. Cronin, III
                             Chief Operating Officer & Executive Vice President
                             of Finance
         Telephone:          (303) 626-7010
         Telecopy No.:       (303) 595-0823

    With a copy to:

         Ascent Entertainment Group, Inc.
         One Tabor Center, Suite 2800
         1200 17th Street
         Denver, Colorado  80202
         Attention:          Arthur Aaron, Esq.
                             Vice President-Business & Legal Affairs/Corporate
                             Secretary
         Telephone:          (303) 626-7040
         Telecopy No.:       (303) 595-0127

    (b)  if to the Administrative Agent, to it at:

         NationsBank of Texas, National Association
         NationsBank Plaza
         901 Main Street, 64th Floor
         Dallas, Texas  75202
         Telephone No.:      (214) 508-0860
         Telecopier No.:     (214) 508-9390
         Attention:          Mr. Gregory I. Meador
                             Vice President


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

         With a copy to:

         Donohoe, Jameson & Carroll, P.C.
         3400 Renaissance Tower
         1201 Elm Street
         Dallas, Texas  75270
         Telephone No.:      (214) 698-3814
         Telecopier No.:     (214) 744-0231
         Attention:          Melissa Ruman Stewart

    (c) if to a Lender, to it at its address (or telecopy number) set forth on the signature pages hereto or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement and the other Loan Papers shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01.

    SECTION 9.02. SURVIVAL OF AGREEMENT. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement and the other Loan Papers shall be considered to have been relied upon by the Lenders and the Issuing Bank and shall survive the making by the Lenders of the Loans and the issuance of Letters of Credit by the Issuing Bank, regardless of any investigation made by the Lenders or the Issuing Bank or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Paper is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not been terminated. The provisions of Sections 2.12. 2.14, 2.18 and 9.05 hereof shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Paper, or any investigation made by or on behalf of the Administrative Agent, any Lender or the Issuing Bank.

    SECTION 9.03. BINDING EFFECT. This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.


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

    SECTION 9.04.  SUCCESSORS AND ASSIGNS.

    (a) Whenever in this Agreement or any other Loan Paper any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party, and all covenants, promises and agreements by or on behalf of the Borrower, the Administrative Agent, the Issuing Bank or the Lenders that are contained in this Agreement and the other Loan Papers shall bind and inure to the benefit of their respective successors and assigns.

    (b) Each Lender may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement and the other Loan Papers (including all or a portion of its Commitment and the Revolving Loans or the Term Loan at the time owing to it); PROVIDED, HOWEVER, that (i) except in the case of an assignment to a Lender or an Affiliate of such Lender, (x) the Borrower and the Administrative Agent (and, in the case of any assignment of a Commitment, the Issuing Bank) must give their prior written consent to such assignment (which consent shall not be unreasonably withheld) and (y) the amount of the Commitment or Term Loan of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (or, if less, the entire remaining amount of such Lender's Commitment or Term Loan) and will not result in the unassigned portion, if any, of the assigning Lender's Commitment or Term Loan being less than $5,000,000 (provided, however, that the $5,000,000 amounts referred to in this clause (i) shall be reduced ratably in accordance with any reductions in the Total Commitment) (ii) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 and (iii) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. Upon acceptance and recording pursuant to paragraph (e) of this Section 9.04, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and the other Loan Papers and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement and the other Loan Papers (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement and the other Loan Papers, such Lender shall cease to be a party hereto and to the Loan Papers, but shall continue to be entitled to the benefits of Sections 2.12, 2.14, 2.18 and 9.05 hereof, as well as to any Fees accrued for its account and not yet paid). The Borrower shall, at its expense, issue to the assignor and assignee new promissory notes, as applicable, in the respective amounts of each such Lender's Applicable Specified Percentage in the Loans, each in the form of the promissory notes delivered by the Borrower on the Closing Date.

    (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:
(i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Commitment, the outstanding balances of its Revolving Loans, and the outstanding balance of its Term Loan in each case without giving effect to assignments thereof which have nor become effective, are as set forth in such Assignment and Acceptance; (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Paper, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Paper, or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrower or any Subsidiary of the Borrower or On Command Corp. or any Subsidiary of On Command Corp., or the performance or observance by the Borrower, any Subsidiary of the Borrower or On Command Corp. or any Subsidiary of On Command Corp. of any of its obligations under this Agreement or any other Loan Paper, or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 3.05 or delivered pursuant to Section 5.04 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Papers; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Papers as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement and the other Loan Papers are required to be performed by it as a Lender.

    (d) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at its offices in Dallas, Texas a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive and the Borrower, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement and the other Loan Papers, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

    (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph
(b) above and, if required, the written consent of the Borrower, the Issuing Bank and the Administrative Agent to such assignment, the Administrative Agent shall (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Lenders and the Issuing Bank. No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph (e).

    (f) Each Lender may without the consent of the Borrower, the Issuing Bank or the Administrative Agent sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement and the other Loan Papers (including all or a portion of its Commitment and the Loans owing to it); PROVIDED, HOWEVER, that (i) such Lender's obligations under this Agreement and the other Loan Papers shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other entities shall be entitled to the benefit of the cost protection provisions contained in Sections 2.12, 2.14 and 2.18 hereof to the same extent as if they were Lenders and (iv) the Borrower, the Administrative Agent, the Issuing Bank and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Papers, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Loans or L/C Disbursements and to approve any amendment, modification or waiver of any provision of this Agreement and the other Loan Papers (other than amendments, modifications or waivers decreasing any fees payable hereunder or the amount of principal of or the rate at which interest is payable on the Loans, extending any scheduled principal payment date or date fixed for the payment of interest on the Loans or increasing or extending the Commitments).

    (g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section
9.04. disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; PROVIDED that, prior to any such disclosure of information designated by the Borrower as confidential, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information on terms no less restrictive than those applicable to the Lenders pursuant to
Section 9.16 hereof.

    (h) Any Lender may at any time assign all or any portion of its rights under this Agreement and the other Loan Papers to a Federal Reserve Bank to secure extensions of credit by such Federal Reserve Bank to such Lender; PROVIDED that no such assignment shall release a Lender from any of its obligations hereunder or substitute any such Bank for such Lender as a party hereto. In order to facilitate such an assignment to a Federal Reserve Bank, the Borrower shall, at the request of the assigning Lender, duly execute and deliver to the assigning Lender a promissory note or notes evidencing the Loans made to the Borrower by the assigning Lender hereunder.

    (i) The Borrower shall not assign or delegate any of its rights or duties hereunder without the prior written consent of the Administrative Agent, the Issuing Bank and each Lender, and any attempted assignment without such consent shall be null and void.

    (j) In the event that Standard & Poor's Ratings Group, a Division of McGraw-Hill, Inc., Moody's Investors Service, Inc., and Thompson's BankWatch (or Insurance Watch Ratings Service, in the case of Lenders that are insurance companies (or Best's Insurance Reports, if such insurance company is not rated by Insurance Watch Ratings Service)) shall, after the date that any Lender becomes a Lender, downgrade the longterm certificate deposit ratings of such Lender, and the resulting ratings shall be below BBB-, Baa3 and C (or BB, in the case of a Lender that is an insurance company (or B, in the case of an insurance company not rated by Insurance Watch Ratings Service)), then the Issuing Bank shall have the right, but not the obligation, at its own expense, upon notice to such Lender and the Administrative Agent, to replace (or to request the Borrower to use its reasonable efforts to replace) such Lender with an assignee (in accordance with and subject to the restrictions contained in paragraph (b) above), and such Lender hereby agrees to transfer and assign without recourse (in accordance with and subject to the restrictions contained in paragraph (b) above) all its interests, rights and obligations in respect of its Commitment or the Term Loan to such assignee; PROVIDED, HOWEVER, that (i) no such assignment shall conflict with any Law, rule and regulation or order of any Governmental Authority and (ii) the Issuing Bank or such assignee, as the case may be, shall pay to such Lender in immediately available funds on the date of such assignment the principal of and interest accrued to the date of payment on the Loans made by such Lender hereunder and all other amounts accrued for such Lender's account or owed to it hereunder.

    SECTION 9.05.  EXPENSES; INDEMNITY.

    (a) The Borrower agrees to pay all reasonable out-of-pocket expenses incurred by the Administrative Agent and the Issuing Bank in connection with the syndication of the credit facilities provided for herein and the preparation and administration of this Agreement and the other Loan Papers or in connection with any amendments, modifications or waivers of the provisions hereof (whether or not the transactions hereby or thereby contemplated shall be consummated) or incurred by the Administrative Agent or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement and the Loan Papers, or in connection with the Loans made or Letters of Credit issued hereunder, including the reasonable fees, charges and disbursements of Donohoe, Jameson & Carroll, P.C., counsel for the Administrative Agent, and, in connection with any such enforcement or protection, the reasonable fees, charges and disbursements of any other counsel for the Administrative Agent or any Lender.


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    (b)  The Borrower agrees to indemnify the Administrative Agent, each Lender and the Issuing Bank, each Affiliate of any of the foregoing Persons and each of their respective directors, officers, employees and agents (each such Person being called an "INDEMNITEE") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement and the other Loan Papers or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby, (ii) the use of the proceeds of the Loans or issuance of Lenders of Credit, (iii) the Corporate Restructuring or any transactions connected therewith or (iv) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of, or breach of contract by, such Indemnitee.

    (c) The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the other Loan Papers, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement, any other Loan Paper, or any investigation made by or on behalf of the Administrative Agent, any Lender or the Issuing Bank. All amounts due under this Section 9.05 shall be payable on written demand therefor.

    SECTION 9.06. RIGHT OF SETOFF. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement and the other Loan Papers held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section 9.06 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

    SECTION 9.07. APPLICABLE LAW. THIS AGREEMENT AND THE OTHER LOAN PAPERS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS (EXCEPT, IN THE CASE OF CERTAIN OF THE OTHER LOAN PAPERS, TO THE EXTENT THE LAWS OF ANOTHER JURISDICTION GOVERN THE PERFECTION AND EFFECT OF PERFECTION OR NON-PERFECTION OF, CERTAIN LIENS). EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OR RULES DESIGNATED IN


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SUCH LETTER OF CREDIT OR IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE UNIFORM
CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 500 (THE "UNIFORM CUSTOMS") AND, AS TO MATTERS NOT GOVERNED BY THE UNIFORM CUSTOMS, THE LAWS OF THE STATE OF TEXAS.

    SECTION 9.08.  WAIVERS; AMENDMENT.

    (a) No failure or delay of the Administrative Agent, any Lender or the Issuing Bank in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Paper, or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

    (b) Neither this Agreement nor any provision hereof or in any other Loan Paper may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders; PROVIDED, HOWEVER, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on any Loan or any date for reimbursement of an L/C Disbursement, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan or L/C Disbursement, without the prior written consent of each Lender affected thereby (ii) change or extend the Commitment or decrease the Commitment Fees or the Facility Fees of any Lender without the prior written consent of such Lender, or (iii) amend or modify the provisions of Sections 2.15 or 9.04(i) hereof, the provisions of this Section or the definition of the term "Required Lenders", without the prior written consent of each Lender; PROVIDED FURTHER that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Issuing Bank hereunder without the prior written consent of the Administrative Agent or the Issuing Bank, and PROVIDED FURTHER that to the extent any Wholly Owned Subsidiary is merged into the Borrower, the Administrative Agent is authorized by each Lender to release (i) all Capital Stock of such merged Wholly Owned Subsidiary pledged to secure the Obligations and (ii) any guarantee of the Obligations hereunder executed by any such merged Wholly Owned Subsidiary.

    SECTION 9.09. INTEREST RATE LIMITATION. It is not the intention of any party to any Loan Papers to make an agreement violative of the Laws of any applicable jurisdiction relating to usury. In no event shall the Borrower or any other Person be obligated to pay any amount in


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excess of the Maximum Amount.  If the Administrative Agent or any Lender ever receives, collects or applies, as interest, any such excess, such amount which would be excessive interest shall be deemed a partial repayment of principal and treated hereunder as such; and if principal is paid in full, any remaining excess shall be paid to the Borrower or the other Person entitled thereto. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Maximum Amount, each Obligor, the Administrative Agent and each Lender shall, to the maximum extent permitted under Applicable Law, (a) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effect thereof, and (c) amortize, prorate, allocate and spread in equal parts, the total amount of interest throughout the entire contemplated term of the Obligation so that the interest rate is uniform throughout the entire term of the Obligation; PROVIDED that if the Obligation is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Amount, the Administrative Agent or Lenders, as appropriate, shall refund to the Borrower the amount of such excess or credit the amount of such excess against the total principal amount owing, and, in such event, neither the Administrative Agent nor any Lender shall be subject to any penalties provided by any Laws for contracting for, charging or receiving interest in excess of the Maximum Amount. This SECTION 9.09 shall control every other provision of all agreements among the parties to the Loan Papers pertaining to the transactions contemplated by or contained in the Loan Papers.

    SECTION 9.10. NBA CONSENT LETTER AND NHL CONSENT LETTER. Each of the Loan Papers will be subject to the provisions of the NBA Consent Letter and the NHL Consent Letter from and after the date on which each is obtained. Without limiting the generality of the preceding sentence, neither the Administrative Agent nor any Lender (whether acting through the Administrative Agent or otherwise) shall exercise, enforce or attempt to exercise or enforce any of its rights or remedies under any of the Loan Papers except in accordance with and subject to the NBA Consent Letter and the NHL Consent Letter. Each Lender hereby irrevocably authorizes, and each holder of any promissory note by the acceptance of such note shall be deemed irrevocably to authorize, the Administrative Agent to execute, deliver and perform on its behalf the NBA Consent Letter, the NHL Consent Letter and all amendments, modifications, extensions, waivers and other acts in connection with the NBA Consent Letter and the NHL Consent Letter as the Administrative Agent shall deem appropriate, and all third parties shall be entitled to rely on the Administrative Agent's taking of any such action or execution of any such document as conclusive evidence of its authority to do so on behalf of the Lenders.

    SECTION 9.11. ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN PAPERS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENT OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.


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    SECTION 9.12.  WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO
THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN PAPER. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN PAPERS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.12.

    SECTION 9.13. SEVERABILITY. In the event any one or more of the provisions contained in this Agreement or in any other Loan Paper should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

    SECTION 9.14. COUNTERPARTS. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section
9.03 hereof. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

    SECTION 9.15. HEADINGS. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

    SECTION 9.16.  JURISDICTION; CONSENT TO SERVICE OF PROCESS.

    (a) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any Texas State court or Federal court of the United States of America sitting in Dallas, Texas and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Paper, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard


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and determined in such Texas State or, to the extent permitted by Law, in such
Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Nothing in this Agreement or in any other Loan Paper shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Paper against the Borrower or its properties in the courts of any jurisdiction.

    (b) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Paper in any Dallas, Texas State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

    (c) Each party to this Agreement and any other Loan Paper irrevocably consents to service of process in the manner provided for notices in Section
9.01 hereof. Nothing in this Agreement or any other Loan Paper will affect the right of any party to this Agreement or any other Loan Paper to serve process in any other manner permitted by Law.

    SECTION 9.17. CONFIDENTIALITY. The Administrative Agent, the Issuing Bank and each of the Lenders agrees to keep confidential (and to use its best efforts to cause its respective agents and representatives to keep confidential) the Information (as defined below) and all copies thereof, extracts therefrom and analyses or other materials based thereon, except that the Administrative Agent, the Issuing Bank or any Lender shall be permitted to disclose Information (a) to such of its respective officers, directors, employees, agents, affiliates and representatives as need to know such Information, (b) to the extent requested by any regulatory authority, (c) to the extent otherwise required by Applicable Laws and regulations or by any subpoena or similar legal process, (d) in connection with any suit, action or proceeding relating to the enforcement of its rights hereunder or (e) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 9.17 or (ii) becomes available to the Administrative Agent the Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, "INFORMATION" shall mean all financial statements, certificates, reports, agreements and information (including all analyses, compilations and studies prepared by the Administrative Agent, the Issuing Bank or any Lender based on any of the foregoing) that are received from the Borrower and related to the Borrower, any shareholder of the Borrower or any employee, customer or supplier of the Borrower, other than any of the foregoing that were available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to its disclosure thereto by the Borrower, and which are in the case of Information provided after the date hereof, clearly identified at the time of delivery as confidential. The provisions of this
Section 9.17 shall remain operative and in full force and effect regardless of the expiration and term of this Agreement.


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

    SECTION 9.18. PROPOSED MERGER OF ASCENT NETWORK SERVICES, INC.. The parties hereto acknowledge that the Borrower currently anticipates that it may desire to merge or consolidate Ascent Network Services, Inc. into the Borrower (the "Proposed Merger"), or to dividend or distribute all or substantially all of the assets of Ascent Network Services, Inc. to the Borrower (the "Proposed Distribution") on some future date (maintaining the Borrower as the surviving corporation). Notwithstanding any term or provision in this Agreement or in any Loan Paper to the contrary, each Lender agrees that, so long as there exists no Event of Default both before and immediately after giving effect to such Proposed Merger or Proposed Distribution, as the case may be, the Borrower shall be permitted to consummate such Proposed Merger or Proposed Distribution. Each Lender further agrees that the Administrative Agent is hereby authorized, upon the consummation of any such Proposed Merger, to release and/or cancel the Guarantee of Ascent Network Services, Inc. of the Obligations hereunder, and to release the Capital Stock of Ascent Network Services, Inc. that was pledged by the Borrower to secure the Obligations hereunder. As a further condition to each Lender's consent to any Proposed Merger or Proposed Distribution, at such time as the Proposed Merger or Proposed Distribution becomes effective, Borrower agrees to provide the Administrative Agent with a collateral assignment of the NBC Contract, or a Lien on the NBC Contract (or on the proceeds thereof and rights of Ascent Network Services, Inc. therein), in form and substance satisfactory to the Administrative Agent, to the extent permitted by Applicable Law and the terms and provisions of the NBC Contract.

    SECTION 9.19 AMENDMENT, RESTATEMENT, EXTENSION AND RENEWAL. This Agreement is a renewal, extension, amendment and restatement of that certain Existing Credit Agreement, and as such, except for the "Obligations" as defined in the Existing Credit Agreement (which shall survive, be renewed, extended and restated by the terms of this Agreement), all other terms and provisions supersede in their entirety the Existing Credit Agreement. All Loan Papers executed and delivered in connection with this Agreement shall, to the extent stated therein, supersede the Loan Papers executed and delivered in connection with the Existing Credit Agreement (the "Original Loan Papers"), except for the Liens created under the Original Loan Papers which shall remain valid, binding and enforceable Liens against the Borrower and each of the Guarantors, as applicable, and each of the other Persons which granted such Liens.


               THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.


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    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


THE BORROWER:                ASCENT ENTERTAINMENT GROUP, INC.,

                                     /s/  JAMES A. CRONIN, III
                             ---------------------------------------------
                             By:  James A. Cronin, III
                             Its: Chief Operating Officer & Executive Vice
                                  President of Finance


THE ADMINISTRATIVE AGENT:


                             NATIONSBANK OF TEXAS, NATIONAL
                             ASSOCIATION, as Administrative Agent



                                       /s/  GREGORY I. MEADOR
                             ---------------------------------------------
                             By:  Gregory I. Meador
                             Its: Vice President



THE LENDERS:

REVOLVING LOAN SPECIFIED          NATIONSBANK OF TEXAS, NATIONAL
PERCENTAGE ON THE CLOSING:        ASSOCIATION, individually as a Lender
DATE:  100%


Address:
901 Main Street
64th Floor
Dallas, Texas  75202
                                       /s/  GREGORY I. MEADOR
                                  ---------------------------------------------
                                       By:  Gregory I. Meador
Attn:         Gregory I. Meador        Its: Vice President
Telephone:    (214) 508-0860
Telecopy:     (214) 508-9390


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

TERM LOAN SPECIFIED               NATIONSBANK OF TEXAS, NATIONAL
PERCENTAGE ON THE CLOSING:        ASSOCIATION, individually as a Lender
DATE:  100%


Address:
901 Main Street
64th Floor
Dallas, Texas  75202

                                       /s/  GREGORY I. MEADOR
                             ---------------------------------------------
                                       By:  Gregory I. Meador
Attn:         Gregory I. Meador        Its: Vice President
Telephone:    (214) 508-0860
Telecopy:     (214) 508-9390


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